Exhibit 2.1

Amended and Restated Agreement and

Plan of Merger

by and among

Azio AI Corporation;

Envirotech Vehicles, Inc.,

EV-AZ Merger Sub, Inc.,

and

Azio AI, LLC

Dated as of July 2, 2026

i

Exhibits

Exhibit A	Form of Parent Support Agreement

Exhibit B	Azio AI Holdings, Inc. 2026 Equity Incentive Plan

Exhibit C	Amended and Restated Certificate of Incorporation

Exhibit D	Amended and Restated Bylaws

Exhibit E	Registration Rights Agreement

Amended and Restated Agreement and Plan of Merger

This Amended and Restated Agreement and Plan of Merger (this “Agreement”) is entered into as of July 2, 2026 (the “Effective Date”) by and among (i) Azio AI Corporation, a Delaware corporation (the “Company”), (ii) Envirotech Vehicles, Inc., a Delaware corporation (“Parent”), (iii) EV-AZ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“First Merger Sub”), and (iv) Azio AI, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and, together with Parent, the “Parent Parties”). Each of Parent, the Company, First Merger Sub and Second Merger Sub are referred to herein as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, the Parties wish to effect a business combination through a merger of First Merger Sub with and into the Company (the “First Merger”) in accordance with the DGCL and on the terms and subject to the conditions set forth in this Agreement, with the Company continuing as the surviving corporation in the First Merger;

WHEREAS, immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company will merge with and into the Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) in accordance with the DGCL and on the terms and subject to the conditions set forth in this Agreement, with the Second Merger Sub being the surviving entity in the Second Merger;

WHEREAS, the Parties intend that, for U.S. federal income tax purposes, (i) the First Merger and Second Merger, taken together, will constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) this Agreement will constitute, and is hereby adopted as, a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has duly approved, adopted and declared advisable this Agreement and the Mergers and the other transactions contemplated hereby (the “Transactions”), and recommended that the Company Stockholders approve this Agreement, the Mergers and the Transactions;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has determined that this Agreement, the Mergers and the other Transactions are in the best interests of Parent and its stockholders, and in furtherance thereof, the Parent Board has duly approved and declared advisable this Agreement, the Mergers and the Transactions;

WHEREAS, the Board of Directors of First Merger Sub has determined that this Agreement, the First Merger and the other Transactions are in the best interests of First Merger Sub and its sole stockholder, and in furtherance thereof, the Board of Directors of First Merger Sub has duly approved and declared advisable this Agreement, the First Merger and the other Transactions and, in connection with the execution and delivery of this Agreement, Parent, as the sole stockholder of First Merger Sub, has adopted and approved this Agreement, the First Merger and the other Transactions;

WHEREAS, Parent, in its capacity as the sole member of the Second Merger Sub has determined that this Agreement, the Second Merger and the other Transactions are in the best interests of the Second Merger Sub and its sole member and duly approved and declared advisable this Agreement, the Second Merger and the other Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company has delivered to Parent a copy of a consent in lieu of a meeting signed by the stockholders of the Company representing all of the issued and outstanding shares of Company Common Stock in accordance with the Company’s Certificate of Incorporation, the Company’s Bylaws and the DGCL, pursuant to which such stockholders (i) approve and adopt this Agreement and the Transactions, (ii) acknowledge that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a true and correct copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL, and (iii) acknowledge that by such stockholders’ approval of the First Merger they are not entitled to appraisal rights with respect to their shares of Company Common Stock in connection with the First Merger and thereby waive any rights to receive payment of the fair value of such shares under the DGCL (such consent, the “Stockholder Written Consent”), and the Stockholder Written Consent is to become effective by its terms immediately following the execution of this Agreement by the Parties;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, the directors and officers of Parent as of immediately prior to the First Effective Time shall execute support agreements in favor of the Company in substantially the form attached hereto as Exhibit A (the “Parent Support Agreements”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of Parent Common Stock in favor of the Parent Stockholder Matters; and

WHEREAS, Parent, the Company and First Merger Sub previously entered into that certain Agreement and Plan of Merger, dated as of May 19, 2026 (the “Existing Merger Agreement”), and the Parties now desire to amend and restate the Existing Merger Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Existing Merger Agreement is hereby amended and restated in its entirety as set forth in this Agreement, and the Parties agree as follows:

Article I.    Definitions and Interpretation

Section 1.01    Certain Definitions. In addition to the other terms defined herein, for all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a)

“A&R SEPA” means that certain Amended and Restated Standby Equity Purchase Agreement, dated October 31, 2024, by and between Parent and YA II PN, Ltd., a Cayman Islands exempt limited company, as amended and supplemented by the Supplemental Agreement, dated February 24, 2025.

(b)

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, to, from, by or before any arbitrator, court, tribunal or other Governmental Authority, whether at law or in equity.

(c)

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one of more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

(d)	“Ancillary Agreement” means any document, certificate or agreement entered into or contemplated to be entered into in connection with the Transactions.

(e)

“Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA and (ii) other plan, policy, program, contract, or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen or terminated) providing for pension, retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, equity or equity-based, phantom equity, severance, change-of-control, retention, health, life, disability, group insurance, paid-time off, holiday, welfare and/or fringe benefits or payments, in each case, currently maintained, sponsored or contributed to by the applicable Person or its ERISA Affiliates and which covers any current or former employee, director, officer or independent contractor of the applicable Person (or any of their respective dependents).

(f)	“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in the State of Delaware are authorized by Law or executive order to be closed.

(g)

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Parent Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on the date hereof.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Company Balance Sheet Date” means December 31, 2025.

(j)	“Company Balance Sheet” means the unaudited balance sheet of the Company as of December 31, 2025.

(k)	“Company Common Stock” means the Company’s common stock, $0.0001 par value per share.

(l)	“Company Contract” means any Contract: (a) to which the Company is a party; or (b) by which the Company or any other asset of the Company is bound or under which the Company has any obligation.

(m)	“Company ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is treated with the Company as a single employer within the meaning of Section 414 of the Code.

(n)	“Company Intellectual Property” means any Intellectual Property that is used or held for use in the business of the Company as currently conducted.

(o)	“Company IP Rights Agreement” means any Contract governing any Company IP Rights.

(p)	“Company IP Rights” means all Intellectual Property owned by, licensed to, or controlled by the Company that is necessary for or used in the business of the Company.

(q)	“Company Material Adverse Effect” means a Material Adverse Effect on the Company.

(r)

“Company Registered IP” means all Company IP Rights that are owned by or exclusively licensed to the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing.

(s)	“Company Stockholders” means holders of Company Common Stock.

(t)

“Contract” means any legally binding written or oral contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense or other legally binding instrument or arrangement.

(u)	“Convertible Notes” means the two convertible promissory notes issued by the Company in the aggregate principal amount of $150,000 that are outstanding as of the Effective Date.

(v)	“DGCL” means the General Corporation Law of the State of Delaware as in effect from time to time.

(w)

“Encumbrance” means any lien, mortgage, security interest, Tax lien, attachment, levy, charge, preference, claim, prior claim, hypothec, assignment, restriction, imposition, pledge, easement, covenant, encroachment, warrant, lease, sublease, license, sublicense, title defect, right to possession, priority or other security agreement, option, warrant, attachment, right of first offer or refusal, transfer restriction, preemption right, conversion right, put right, call right, conditional sale, encumbrance, conditional sale or title retention arrangement, or any other interest in, restriction on transfer of or preferential arrangement with respect to property, securities or assets (or the income or profits therefrom) having substantially the same economic effect, whether consensual or nonconsensual and whether arising by agreement or under any Law or otherwise.

(x)

“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(y)

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

(z)

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(aa)	“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

(bb)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(cc)

“Fraud” means, with respect to the Company or Parent, actual and intentional fraud under Delaware law with respect to the making of the representations and warranties set forth in Article III or Article IV (as applicable) or in any schedule, exhibit or certificate delivered pursuant hereto; provided that such Party is finally determined by a court of competent jurisdiction to have committed actual and intentional fraud under Delaware law, and does not mean fraud that is based on negligence or recklessness with respect to the making of the representations and warranties set forth herein or in any schedule, exhibit or certificate delivered pursuant hereto.

(dd)	“GAAP” means generally accepted accounting principles, consistently applied, as applied in the United States of America.

(ee)

“Governmental Authority” means any government, any governmental, quasi- governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any arbitrator, court, tribunal or judicial body of competent jurisdiction, any stock exchange or similar self-regulatory organization, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case whether federal, state, county, provincial, and whether local or foreign.

(ff)

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

(gg)

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by-products.

(hh)

“Intellectual Property” means all intellectual property and other proprietary rights of any kind or nature, in any jurisdiction worldwide, whether registered or unregistered, whether protected, created or arising under any Law, including the following: (a) patents and applications therefor (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof (collectively, “Patents”), (b) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos, applications therefore, and the goodwill associated therewith (collectively, “Trademarks”), (c) trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), non-public information, and confidential information, know-how, business and technical information, and rights to limit the use or disclosure thereof by any Person (collectively “Trade Secrets”), (d) copyrights and works of authorship, whether or not copyrightable (collectively, “Copyrights”), (e) information, know-how, inventions, discoveries, compositions, formulations, formulas, practices, procedures, processes, algorithms, methods, knowledge, trade secrets, technology, techniques, designs, drawings, tools, correspondence, customer lists, customer contact information, customer licensing and purchasing histories, manufacturing information, business plans and product roadmaps, apparatuses, results, strategies, regulatory documentation and submissions, and information pertaining to, or made in association with, filings with any Governmental Authority or patent office, data, databases, aggregations of data, compilations of data, data collections and data sets, and (f) Software.

(ii)	“IRS” means the United States Internal Revenue Service or any successor thereto.

(jj)

“Knowledge of the Company”, with respect to any matter in question, means the actual knowledge of any executive officer of the Company after reasonable inquiry with respect to the issues which are in such executive officer’s fields of expertise or responsibilities.

(kk)

“Knowledge of the Parent”, with respect to any matter in question, means the actual knowledge of any executive officer of Parent after reasonable inquiry with respect to the issues which are in such executive officer’s fields of expertise or responsibilities.

(ll)

“Law” means any and all applicable federal, state, local, provincial, municipal, foreign or other law, statute, treaty, constitution, principle of common law, ordinance, code, rule, regulation, Order or other requirement of any kind issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

(mm)

“Legal Proceeding” means any lawsuit, claim, complaint, investigation, petition, demand, subpoena, hearing, audit, litigation, arbitration or other similarly formal proceeding (in each case, whether civil, criminal or administrative and whether at law or in equity), brought by or pending before any Governmental Authority.

(nn)

“Liabilities” means, with respect to a Person, any direct or indirect liability, obligation, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, responsibility or commitment of any kind including, without limitation, debts, commissions, duties, fees, salaries, performance or delivery penalties, warranty liabilities and other liabilities and obligations (whether pecuniary or not, including obligations to perform or forebear from performing acts or services), fines or penalties of such Person whether known or unknown, asserted or unasserted, determined, determinable or otherwise, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, incurred or consequential, due or to become due, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP.

(oo)

“Material Adverse Effect” means any change, effect, circumstance, event or development (each a “Change”, and collectively, “Changes”), individually or in the aggregate, and regardless of whether or not such Change constitutes a breach of the representations or warranties made by the applicable Party in this Agreement, that has had or is reasonably likely to have, a material adverse effect on (a) the financial condition, properties, assets (including intangible assets), liabilities, business, operations, or results of operations of such applicable Party and its Subsidiaries (if any), taken as a whole, or (b) the ability of such Party to consummate the Mergers or to perform its obligations under this Agreement and the Ancillary Agreements; provided, however, no Change (by itself or when aggregated or taken together with any and all other Changes) to the extent resulting from or arising out of any of the following shall be deemed to be or constitute a “Material Adverse Effect”: (i) general economic conditions (or changes in such conditions) in the United States of America, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States of America or elsewhere in the world where the applicable Party and its Subsidiaries (if any) operate; (iii) general conditions (or changes in such conditions) affecting the industries in which the applicable Party and its Subsidiaries (if any) conduct business; (iv) changes after the Effective Date in Law or other legal or regulatory conditions (or the authoritative interpretation thereof) or changes after the Effective Date in GAAP or other accounting standards applicable to the Party or its Subsidiaries (if any) (or the authoritative interpretation thereof); (v) any act of terrorism, war (whether declared or otherwise, and including the worsening or escalation of any pre-existing conflict), national or international calamity, natural disaster and other force majeure events in the United States of America or any other country or region in the world where the Party or its Subsidiaries (if any) has operations (but excluding damage to the assets or properties of the Party or its Subsidiaries (if any)); (vi) any action or omission required by Law; (vii) any action or omission at the request or with the written consent of Parent, in the case of the Company, or the Company, in the case of Parent; (viii) any failure, in and of itself, by the applicable Party to meet internal projections or forecasts or published revenue or earnings predictions (but in each case excluding any of the underlying reasons for, factors contributing to, or results of, any such changes, which shall constitute and/or be taken into consideration in the determination of “Material Adverse Effect”); or (ix) resulting from, arising out of or otherwise related to the public announcement or consummation (or anticipated consummation) of the Mergers (including the identities of the Parent Parties, or of any action required by the terms of this Agreement or otherwise with the consent or agreement of any Parent Parties); unless any such Change described in clauses (i), (ii), (iii), (iv), (v) or (vi) disproportionately affects the applicable Party and its Subsidiaries (if any), taken as a whole, as compared to other companies operating in the same industry as the applicable Party.

(pp)	“Nasdaq” means The Nasdaq Stock Market LLC.

(qq)	“Options” of Parent or the Company means any rights or options to subscribe for or purchase shares of Parent Common Stock or Company Common Stock, as applicable.

(rr)

“Order” means any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

(ss)

“Ordinary Course of Business” means an action which is taken in the ordinary course of the normal day-to-day operations of the Person taking such action consistent with the past practices of such Person.

(tt)

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

(uu)	“Parent Balance Sheet Date” means December 31, 2025.

(vv)	“Parent Balance Sheet” means the audited consolidated balance sheet of the Parent as included in the Annual Report on Form 10-K filed by Parent on April 13, 2026.

(ww)	“Parent Benefit Plan” means any Benefit Plan maintained or operated by the Parent.

(xx)	“Parent Charter Documents” means the Certificate of Incorporation and Bylaws of the Parent, in each case, as amended to date.

(yy)	“Parent Common Stock” means the common stock, par value $0.00001 per share, of Parent.

(zz)	“Parent Contract” means any Contract: (a) to which the Parent is a Party; or (b) by which the Parent or any other asset of the Parent is bound or under which the Parent has any obligation.

(aaa)

“Parent Convertible Preferred Stock” means Parent’s non-voting convertible preferred stock, par value $0.0001 per share, with the rights, preferences, powers and privileges specified in the Certificate of Designation.

(bbb)	“Parent ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) which is treated with the Parent as a single employer within the meaning of Section 414 of the Code.

(ccc)	“Parent IP Rights Agreement” means any Contract governing, related to or pertaining to any Parent IP Rights.

(ddd)	“Parent IP Rights” means all Intellectual Property owned by, licensed to, or controlled by the Parent that is necessary for or used in the business of the Parent.

(eee)	“Parent Material Adverse Effect” means a Material Adverse Effect on the Parent Parties, taken as a whole.

(fff)

“Parent Registered IP” means all Parent IP Rights that are owned by or exclusively licensed to the Parent that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing.

(ggg)	“Parent Stockholders” means holders of Parent Securities.

(hhh)

“Permitted Encumbrance” means: (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Balance Sheet or the Parent Balance Sheet, as applicable; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or Parent, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property granted by the Company or Parent, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.

(iii)

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

(jjj)

“Representative” means, with respect to any Person, any direct or indirect Affiliate of such Person, or any officer, director, manager, employee, investment banker, attorney or other authorized agent, advisor or representative of such Person or any direct or indirect Affiliate of such Person.

(kkk)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(lll)	“Securities Act” means the United States Securities Act of 1933, as amended.

(mmm)

“Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

(nnn)

“Subsidiary” of any Person means (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company, or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof, including by way of controlling fifty percent (50%) of the “means of control” of such Person.

(ooo)

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(ppp)

“Tax” means (a) any and all federal, state, provincial, local and foreign taxes, including taxes based upon or measured by gross receipts, capital gain, windfall, income, profits, severance, property, production, sales, use, license, excise, franchise, employment, social security and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including, for the avoidance of doubt, any liability arising from any Law relating to escheat or unclaimed property) or any other tax, custom, duty or other like assessment or charge of any kind whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and (b) any liability for the payment of amounts determined by reference to amounts described in clause (a) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on an affiliated, combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax sharing arrangement), as a result of being a transferee or successor, or otherwise.

(qqq)	“Trading Day” means a day on which the principal Trading Market is open for trading.

(rrr)

“Trading Market” means any of the following markets or exchanges which is the primary exchange on which the Parent Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

(sss)

“Willful Breach” means, with respect to a Party, a deliberate act or failure to act of such Party, which constitutes in and of itself a material breach of any covenant or agreement set forth in this Agreement, with actual conscious knowledge of such Party that such deliberate act or failure to act would cause a material breach of such covenant or agreement.

Section 1.02    Certain Interpretations. Unless otherwise indicated (i) all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Exhibits or Schedules of or to this Agreement, as applicable; (ii) the words “include,” “includes” and “including,” when used herein, shall be deemed, in each case, to be followed by the words “without limitation”; (iii) the headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof, (iv) all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person; (v) whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa; (vi) any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” under this Agreement; (vii) the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if”; (viii) all references in this Agreement to dollar amounts and to “$” are intended to refer to U.S. dollars; (ix) any reference to a law or statute shall include such law or statute, as amended (including by succession of comparable successor statutes), and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto, unless the context requires otherwise; (x) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (xi) unless otherwise expressly provided, wherever the consent of any Person is required or permitted herein, such consent may be withheld in such Person’s sole and absolute discretion; (xii) unless the context otherwise requires “or” is disjunctive but not necessarily exclusive; (xiii) references to any Person include the successors and permitted assigns of that Person; (xiv) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; and (xv) if any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Article II.    Description of Transaction

Section 2.01    The Mergers. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the First Effective Time, First Merger Sub shall be merged with and into the Company and the separate corporate existence of First Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the First Merger (sometimes hereinafter referred to as the “Surviving Corporation”). Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Second Effective Time, the Surviving Corporation shall be merged with and into Second Merger Sub and the separate corporate existence of the Surviving Corporation shall thereupon cease. Second Merger Sub shall be the surviving entity in the Second Merger (sometimes hereinafter referred to as the “Surviving Entity”).

Section 2.02    The Closing; First Effective Time; Second Effective Time. The consummation of the Mergers (the “Closing”) shall be consummated remotely via the electronic exchange of documents and signatures substantially simultaneously with the execution and delivery of this Agreement, unless the Parent and the Company mutually agree in writing as to a different date for the Closing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, (i) the Parties shall cause the First Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the First Merger, satisfying the applicable requirements of the DGCL and in form and substance to be agreed upon by the Parties (the “First Certificate of Merger”) and (ii) the Parties shall cause the Second Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Second Merger, satisfying the applicable requirements of the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”) and in form and substance to be agreed upon by the Parties (the “Second Certificate of Merger” and together with the First Certificate of Merger, the “Certificates of Merger”). The First Merger shall become effective at the time of the filing of such First Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such First Certificate of Merger with the consent of Parent and the Company (the time as of which the First Merger becomes effective being referred to as the “First Effective Time”). The Second Merger shall become effective at the time of the filing of such Second Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Second Certificate of Merger with the consent of Parent and the Company (the time as of which the Second Merger becomes effective being referred to as the “Second Effective Time”).

Section 2.03    Effects of the Merger. At and after the First Effective Time, the First Merger shall have the effects set forth in this Agreement, the First Certificate of Merger and in the applicable provision of the DGCL. As a result of the First Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent. At and after the Second Effective Time, the Second Merger shall have the effects set forth in this Agreement, the Second Certificate of Merger and in the applicable provisions of the DGCL and the DLLCA and the Surviving Entity shall remain a wholly owned subsidiary of Parent.

Section 2.04    Certificate of Incorporation and Bylaws; Officers.

(a)	Prior to the First Effective Time, Parent will have filed a Certificate of Designation with the office of the Secretary of State of the State of Delaware.

(b)	At the First Effective Time:

(i)

the certificate of incorporation of the Surviving Corporation shall be amended and restated as set forth in an exhibit to the First Certificate of Merger, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(ii)

the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of the Company as in effect immediately prior to the First Effective Time, until thereafter amended as provided by the DGCL and such bylaws; and

(iii)

the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the directors and officers of First Merger Sub immediately prior to the First Effective Time.

(c)	At the Second Effective Time:

(i)

the certificate of formation of the Surviving Entity shall be the certificate of formation of Second Merger Sub as in effect immediately prior to the Second Effective Time, until thereafter amended as provided by the DLLCA and such certificate of formation; provided, however, that at the Second Effective Time (as part of the Second Certificate of Merger), the certificate of formation shall be amended to (A) comply with Section 5.16, and (C) make such other changes as are mutually agreed to by Parent and the Company;

(ii)

the certificate of incorporation of Parent shall be identical to the certificate of incorporation of Parent immediately prior to the Second Effective Time, until thereafter amended as provided by the DGCL and such certificate of incorporation;

(iii)

the limited liability company agreement of the Surviving Entity shall be amended and restated in its entirety to read identically to the limited liability company agreement of Second Merger Sub as in effect immediately prior to the Second Effective Time, until thereafter amended as provided by the DLLCA and such limited liability company agreement; provided, however, that following the Second Effective Time (but as soon thereafter as practicable), the limited liability company agreement shall be amended to (A) comply with Section 5.16 and (B) change the name of the Surviving Entity to “Azio AI, LLC”; and

(iv)

the managers and officers of the Surviving Entity, each to hold office in accordance with the certificate of formation and limited liability company agreement of the Surviving Entity, shall be such persons as shall be mutually agreed upon by Parent and the Company.

(d)

Following the Second Effective Time, at a time to be determined by the Parent Board, the Parent may file a certificate of amendment to the certificate of incorporation of Parent to change Parent’s name to “Azio AI Holdings, Inc.”

Section 2.05    Merger Consideration; Registration. The Parties acknowledge and agree that the consideration payable to the holders of Company Common Stock, subject to the provisions herein, shall be the right to exchange all of the shares of Company Common Stock issued and outstanding immediately prior to the First Effective Time for (a) 2,655,157 shares of Parent Common Stock (the “Parent Common Stock Payment Shares”), which shall represent a number of shares equal to no more than (i) 19.9% of the outstanding shares of Parent Common Stock as of immediately before the First Effective Time, minus (ii) the number of shares of Parent Common Stock issuable upon conversion of the Assumed Convertible Notes (as defined below), and (b) 973,450 shares of Parent Convertible Preferred Stock (“Parent Preferred Stock Payment Shares”). Each Parent Preferred Stock Payment Share shall be convertible into 1,000 shares of Parent Common Stock, subject to and contingent upon the affirmative vote of a majority of the Parent Common Stock present or represented and entitled to vote at a meeting of stockholders of Parent to approve, for purposes of the Nasdaq rules, the issuance of shares of Parent Common Stock to the stockholders of the Company upon conversion of any and all shares of Parent Convertible Preferred Stock in accordance with the terms of the Certificate of Designation (the “Preferred Stock Conversion Proposal”). The Parent Common Stock Payment Shares and Parent Preferred Stock Payment Shares shall be allocated among the stockholders of the Company as set forth on the certificate attached as Section 2.05 of the Company Disclosure Schedules setting forth the number of shares of Parent Common Stock and Parent Convertible Preferred Stock to be issued to each such holder, pursuant to this Agreement in respect of the Company Common Stock held by such holder as of immediately prior to the First Effective Time (the “Allocation Certificate”). At the time of the Closings, Parent and the Company Stockholders shall enter into the Registration Rights Agreement in the form as attached hereto as Exhibit E, pursuant to which the Company Stockholders shall have certain rights with respect to the registration for resale pursuant to the Securities Act of the Parent Common Stock Payment Shares and the shares of Parent Common Stock which may be issued upon any conversion of the Parent Common Stock Payment Shares.

Section 2.06    Conversion of Shares; Treatment of Convertible Notes.

(a)	At the First Effective Time, by virtue of the First Merger and without any further action on the part of the Parent Parties, the Company or any stockholder of the Company or Parent:

(i)

any shares of Company Common Stock held as treasury stock or held or owned by the Company or any wholly owned Subsidiary of the Company immediately prior to the First Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii)

subject to Section 2.05 and Section 2.06(b) each share of Company Common Stock outstanding immediately prior to the First Effective Time (excluding shares to be canceled pursuant to Section 2.06(a)(i)) shall be automatically converted in accordance with the Company’s certificate of incorporation solely into the right to receive a number of Parent Common Stock Payment Shares and/or Parent Preferred Stock Payment Shares pursuant to the Allocation Certificate.

(b)

If any shares of Company Common Stock outstanding immediately prior to the First Effective Time are subject to a repurchase option or a risk of forfeiture under any applicable restricted stock purchase agreement or other similar agreement with the Company, such shares of Company Common Stock shall no longer be subject to any right of repurchase, risk of forfeiture or other such conditions.

(c)

No fractional shares of Parent Common Stock and Parent Convertible Preferred Stock shall be issued in connection with the First Merger, and no certificates or scrip for any such fractional shares shall be issued and no cash shall be paid for any such fractional shares. Any fractional shares that a holder of Company Common Stock would otherwise be entitled to receive shall be aggregated with all fractional shares of Parent Common Stock issuable to such holder or a fraction of a share of Parent Convertible Preferred Stock issuable to such holder and any remaining fractional shares shall be rounded up to the nearest whole share.

(d)

At the First Effective Time, by virtue of the First Merger and without any further action on the part of the Parent Parties, the Company or any member of the Company or stockholder of Parent, each share of common stock of First Merger Sub issued and outstanding immediately prior to the First Effective Time shall be converted into and exchanged for one share of common stock of the Surviving Corporation. If applicable, each stock certificate of First Merger Sub evidencing ownership of any such shares shall, as of the First Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(e)

At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the Surviving Corporation, Second Merger Sub or their respective stockholders, each share of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

(f)

The Parties acknowledge and agree that the Convertible Notes shall remain outstanding as of the First Effective Time and thereafter will be convertible into shares of Parent Common Stock (as so modified, the “Assumed Convertible Notes”).

Section 2.07    Closing of the Company’s Transfer Books. At the First Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the First Effective Time shall be treated in accordance with Section 2.06(a) and all holders of (i) certificates representing shares of Company Common Stock and (ii) book-entry shares representing shares of Company Common Stock that were issued and outstanding immediately prior to the First Effective Time (“Company Stock Certificates” and “Book-Entry Shares,” respectively) shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the First Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the First Effective Time.

Section 2.08    Exchange of Shares.

(a)

On or prior to the First Effective Time, Parent and the Company shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent for the holders of Company Common Stock in the First Merger (the “Exchange Agent”), provided that the Parties agree that the Parent may act as the Exchange Agent with the agreement of the Parent and the Company. At the First Effective Time, Parent shall deposit with the Exchange Agent evidence of book-entry shares representing the Parent Common Stock issuable pursuant to Section 2.06(a). The Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund”.

(b)

Promptly after the First Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Company Common Stock that were converted into the right to receive the Merger Consideration (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates or transfer of Book-Entry Shares to the Exchange Agent shall be effected, and risk of loss and title thereto shall pass, only upon proper delivery of such Company Stock Certificates or transfer of such Book-Entry Shares to the Exchange Agent); and (ii) instructions for effecting the surrender of the Company Stock Certificates or transfer of the Book-Entry Shares in exchange for shares of Parent Common Stock. Upon surrender of a Company Stock Certificate or transfer of Book-Entry Shares to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate or Book-Entry Share shall be entitled to receive in exchange therefor book-entry shares representing the Merger Consideration (in a number of whole shares of Parent Common Stock) that such holder has the right to receive pursuant to the provisions of Section 2.06(a); and (B) the Company Stock Certificate or Book-Entry Share so surrendered or transferred shall be deemed canceled. Until surrendered or transferred as contemplated by this Section 2.08, each Company Stock Certificate or Book-Entry Share shall be deemed, from and after the First Effective Time, to represent only the right to receive book-entry shares of Parent Common Stock into which the shares of Company Common Stock represented thereby were converted pursuant to Section 2.06(a). The Merger Consideration and any dividends or other distributions as are payable pursuant to Section 2.08(c) shall be deemed to have been in full satisfaction of all rights pertaining to Company Common Stock formerly represented by such Company Stock Certificate or Book-Entry Shares.

(c)

No dividends or other distributions declared or made with respect to Parent Common Stock with a record date on or after the First Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate or Book-Entry Shares with respect to the shares of Parent Common Stock that such holder has the right to receive in the First Merger until such holder surrenders such Company Stock Certificate or transfers such Book-Entry Shares and otherwise complies with the provisions as set forth in this Section 2.08 (at which time (or, if later, on the applicable payment date) such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest). After the First Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that were outstanding immediately before the First Effective Time.

(d)

Any portion of the Exchange Fund that remains undistributed to holders of Company Common Stock as of the date that is one year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Book-Entry Shares who have not theretofore surrendered their Company Stock Certificates or transferred their Book-Entry Shares in accordance with the provisions as set forth in this Section 2.08 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(e)

Each of the Exchange Agent, Parent and the Surviving Entity shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Company Common Stock such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)

No Party shall be liable to any holder of any Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

Article III.    Representations and Warranties of the Company

Except as expressly set forth or specifically referred to in the schedules delivered by the Company to Parent on the Effective Date (the “Company Disclosure Schedules”) with respect to a particular representation or warranty (for which reference to a particular section number shall suffice), or with respect to any other representation or warranty for which the applicability of any such disclosure is reasonably apparent on its face, the Company hereby represents and warrants to the Parent Parties as follows:

Section 3.01    Due Organization; No Subsidiaries.

(a)

The Company is a corporation, duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used.

(b)

The Company is duly qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c)	The Company has no Subsidiaries and does not own any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity.

(d)

The Company is not and has not been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar Entity. The Company has not agreed and is not obligated to make, nor is the Company bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

Section 3.02    Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party, and to perform its covenants and obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party, the performance by the Company of its covenants and obligations hereunder and thereunder and the consummation by the Company of the Transactions, including the Mergers, have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement or any Ancillary Agreement to which it is, or is specified to be, a party, the performance by the Company of its covenants and obligations hereunder and thereunder or the consummation of the Transactions, including the Mergers. This Agreement has been duly executed and delivered by the Company and, at or before the Closing, the Company will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party. This Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after such execution and delivery constitute, assuming the due authorization, execution and delivery by the other parties thereto, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by the Enforceability Exceptions.

Section 3.03    Company Charter Documents. The Company has delivered or made available to Parent prior to the Effective Date complete and correct copies of the Company’s certificate of incorporation and bylaws, each as amended to date (collectively, the “Company Charter Documents”) and neither the Company nor any of the Company Stockholders are party to any stockholders’ agreement or similar agreement related to the Company. The Company has delivered or made available to Parent prior to the Effective Date complete and correct copies of the minutes and other records of all meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company Stockholders, the Company Board, and all committees thereof. The Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and/or its code of conduct. The Company has not taken any action that is inconsistent in any material respects with any resolution adopted by the Company’s stockholders, the Company Board or any committee thereof.

Section 3.04    Board and Stockholders Actions.

(a)

At a meeting duly called and held prior to the execution of this Agreement in compliance with the requirements of the Company Charter Documents, the Company Board (i) determined that this Agreement, the Mergers and the Transactions are fair to, and in the best interests of, the Company and the Company Stockholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Entity will be unable to fulfill the obligations of the Company to its creditors, (ii) approved this Agreement, the Mergers and the Transactions, and (iii) resolved to recommend that the Company Stockholders vote for the approval of this Agreement, the Mergers and the Transactions.

(b)

The adoption and approval of this Agreement and the Transactions, including the Mergers, by a majority of the voting power of the shares of Company Common Stock (the “Company Stockholder Approval”) is the only vote of holders of any stock or other securities of the Company necessary in order to approve and adopt this Agreement and the Transactions, including the Mergers, under the Company Charter Documents and applicable Law.

Section 3.05    Non-Contravention. The execution, delivery and performance by the Company of this Agreement or any of the Ancillary Agreements to which it is, or is specified to be, a party will not:

(a)	contravene, violate or conflict with or result in the breach of or constitute a default under any of the Company Charter Documents;

(b)

to the Knowledge of the Company, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Transactions, or to exercise any remedy or obtain any relief under, any Law or governmental order to which the Company, or any assets owned or used by the Company, could be subject;

(c)

contravene, conflict with, violate, result in the loss of any benefit to which the Company is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Company or that otherwise relates to the business of, or any assets owned or used by, the Company, except to the extent that the forgoing would not cause a Company Material Adverse Effect;

(d)	to the Knowledge of the Company, cause any assets owned or used by the Company to be reassessed or revalued by any Governmental Authority;

(e)

breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Contract to which the Company or any Company Stockholder is a party, except to the extent that the forgoing would not cause a Company Material Adverse Effect; or

(f)	result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company.

Section 3.06    Required Approvals. Except for (a) the Company Stockholder Approval; (b) the filing with the Secretary of State of the State of Delaware of the Certificates of Merger as provided in the DGCL and the DLLCA; (c) such filings and other approvals as may be required solely by reason of Parent’s or the Merger Subs’ (as opposed to the Company’s) participation in the Mergers or the Transactions; and (d) such other approvals the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no notices, consents, authorizations, approvals, registrations, permits, licenses, orders, reports or other filings are required to be made or obtained by the Company with or from any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Mergers and the other Transactions.

Section 3.07    Company Capitalization.

(a)

The authorized shares of the Company are comprised of 100,000,000 shares of Company Common Stock, of which 10,000,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.00001 per share, of which no shares are outstanding.

(b)

Other than as set forth in Section 3.07(b) of the Company Disclosure Schedules, the Company has no issued and outstanding options or warrants to purchase Company Common Stock, and there are no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Company Common Stock or other equity or voting interest (including any voting debt) in, the Company and no other obligations by the Company to make any payments based on the price or value of any Company Common Stock. The Company is not a party to any Contract which obligates the Company to repurchase, redeem or otherwise acquire any Company Common Stock.

(c)	The Company has no shares of Company Common Stock issued and outstanding which are subject to any time vesting or forfeiture conditions.

(d)

Except as set forth herein and as of the Effective Date, no shares of Company Common Stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Common Stock are, and all such shares of Company Common Stock that may be issued prior to the First Effective Time will be, when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive rights, subscription right or any similar right under any provision of the DGCL, the Company Charter Documents or any Contract to which the Company is otherwise bound. From the Effective Date until the First Effective Time, the Company has not (i) issued any shares of Company Common Stock or other securities or rights to acquire shares of Company Common Stock or other rights that give the holder thereof any economic benefit accruing to the holders of any shares of Company Common Stock, or (ii) granted, committed to grant or otherwise created or assumed any obligation with respect to any shares of Company Common Stock, other than as permitted herein.

(e)

Other than as set forth in Section 3.07(e) of the Company Disclosure Schedules, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of the Company.

(f)

As of the Effective Date, the Company has delivered to Parent a schedule setting forth: (i) the name and mailing address of each Company Stockholder entitled to distribution of a portion of the Merger Consideration, and (ii) the number of Company Common Stock of each class and series of Company Common Stock held by each Company Stockholder which is true, complete and accurate in all respects as of the Effective Date.

Section 3.08    Absence of Changes. Between the Company Balance Sheet Date and the Effective Date, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required the consent of Parent pursuant to Section 5.02 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

Section 3.09    Absence of Undisclosed Liabilities. The Company does not have any Liability, individually or in the aggregate, except for: (a) Liabilities disclosed, reflected or reserved against in the Company Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by the Company since the date of the Company Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance of obligations of the Company under Company Contracts (other than for breach or default); (d) Liabilities incurred in connection with the Transactions; (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company and (f) Liabilities listed in Section 3.09 of the Company Disclosure Schedules.

Section 3.10    Title to Assets. The Company owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected in the Company Balance Sheet; and (b) all other assets reflected in the books and records of the Company as being owned by the Company. All of such assets are owned or, in the case of leased assets, leased by the Company free and clear of any Encumbrances, other than Permitted Encumbrances.

Section 3.11    Real Property; Leasehold. The Company does not own any real property. The Company has made available to Parent (a) an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company, and (b) copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder. The Company’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and the Company has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances. The Company has not received written notice from its landlords or any Governmental Authority that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to such properties. The Transactions will not provide any landlord with the right to terminate any lease.

Section 3.12    Intellectual Property.

(a)

The Company owns, or has the legal and valid right to use, as currently being used by the Company, all Company Intellectual Property, and with respect to Company Intellectual Property that is owned by the Company, has the right to bring actions for the infringement of such Company IP Rights, in each case other than for any failure to own, have such rights to use, or have such rights to bring actions for infringement that would not reasonably be expected to be material to the Company or its business.

(b)

Section 3.12(b) of the Company Disclosure Schedules sets forth an accurate, true and complete listing of (i) all Company IP Rights that are owned by the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing, (ii) to the Knowledge of the Company, all Company IP Rights that are exclusively licensed to the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and (iii) all applications for any of the foregoing, and, specifying as to each such item, as applicable, the owner(s) of record (and, in the case of domain names, the registrar), jurisdiction of application and/or registration, the application and/or registration number, the date of application and/or registration, and the status of application and/or registration. To the Knowledge of the Company, each item of Company IP Rights that is Company Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered IP in full force and effect have been made by the applicable deadline.

(c)

Section 3.12(c) of the Company Disclosure Schedules accurately identifies (i) all material Company Contracts pursuant to which Company IP Rights are licensed to the Company (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials and (C) any confidential information provided under confidentiality agreements), and (ii) whether such licenses are exclusive or non-exclusive. For purposes of greater certainty, the term “license” in this Section 3.12(c) and in Section 3.12(d) includes any license, sublicense, covenant, non-assert, consent, release or waiver.

(d)

Section 3.12(d) of the Company Disclosure Schedules accurately identifies each material Company Contract pursuant to which the Company has granted any license under, or any right (whether or not currently exercisable) or interest in, any Company IP Rights to any Person (other than any Company IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such suppliers or service providers to provide services for the Company’s benefit).

(e)

The Company is not bound by, and no Company Intellectual Property are subject to, any Company Contract containing any covenant or other provision, or any judicial, administrative or arbitral order, judgment, award, order, decree, injunction, settlement or stipulation, that in any way limits or restricts the ability of the Company to use, exploit, assert, enforce, sell, transfer or dispose of any such Company Intellectual Property anywhere in the world, in each case, in a manner that would materially limit the business of the Company as currently conducted or planned to be conducted.

(f)

The Company is the sole and unrestricted legal and beneficial owner of all right, title, and interest to and in Company IP Rights (other than (i) Company IP Rights exclusively and non-exclusively licensed to the Company, as identified in Section 3.12(c) of the Company Disclosure Schedules, (ii) any non-customized software that (A) is licensed to the Company solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s products or services and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances).

(g)

To the Knowledge of the Company, the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company does not violate any license or agreement between the Company and any third party, and does not infringe or misappropriate any Intellectual Property right of any third party. To the Knowledge of the Company, no third party is infringing upon any Company IP Rights or violating any license or agreement between the Company and such third party, and the Company has not sent any written communication to or asserted or threatened in writing any action or claim against any Person involving or relating to any Company IP Rights.

(h)

There is no current or pending Legal Proceeding (including, but not limited to, opposition, interference, inter partes review, or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, license or dispose of any Company Intellectual Property or products or technologies, nor has the Company received any written notice asserting or suggesting that any such Company Intellectual Property, or the Company’s right to use, sell, license or dispose of any such Company Intellectual Property or products or technologies conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

(i)

Except for Company Contracts entered into in the Ordinary Course of Business, (i) the Company is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, in each case, that would reasonably be expected to be material to the Company or its business, and (ii) the Company has never assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility is material and remains in force as of the Effective Date.

Section 3.13    Agreements, Contracts and Commitments.

(a)

Section 3.13(a) of the Company Disclosure Schedules identifies each of the following material Company Contracts in effect as of the Effective Date other than any Company Benefit Plans (each, a “Company Material Contract”):

(i)	each Company Contract relating to any agreement to guarantee the indebtedness of a third party;

(ii)

each Company Contract containing (A) any covenant limiting the freedom of the Company or the Surviving Entity to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(iii)	each Company Contract relating to capital expenditures and requiring payments after the Effective Date in excess of $25,000 pursuant to its express terms and not cancelable without penalty;

(iv)	each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(v)

each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of the Company or any loans or debt obligations with officers or directors of the Company;

(vi)

each Company Contract requiring payment by or to the Company after the Effective Date in excess of $25,000 pursuant to its express terms relating to: (A) any distribution agreement; (B) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company; or (C) any Contract to license any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Company Contracts entered into in the Ordinary Course of Business;

(vii)

each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Transactions;

(viii)	each Company Real Estate Lease;

(ix)	each Company Contract with any Governmental Authority;

(x)	each Company IP Rights Agreement required to be listed on Section 3.12(c) or Section 3.12(d) of the Company Disclosure Schedules;

(xi)	each Company Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Company; or

(xii)

any other Company Contract that is not terminable at will (with no penalty or payment) by the Company, as applicable, and (A) which involves payment or receipt by the Company after the Effective Date under any such agreement, contract or commitment of more than $25,000 in the aggregate, or obligations after the Effective Date in excess of $25,000 in the aggregate, or (B) that is material to the business or operations of the Company.

(b)

The Company has delivered or made available to Parent accurate and complete copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company, nor to the Company’s Knowledge, has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material to the Company or its business. Each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

(c)

There is no stockholders’ agreement, voting agreement, registration rights agreement, co-sale agreement or other similar Contract between the Company and any holders of Company Common Stock, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights, transaction veto rights or similar rights.

Section 3.14    Compliance; Permits; Restrictions.

(a)

The Company is in compliance in all material respects with all applicable Laws, except for any noncompliance, either individually or in the aggregate, which would not be material to the Company. No investigation, claim, suit, proceeding, audit or other action by any Governmental Authority is pending or, to the Knowledge of the Company, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Transactions.

(b)

Neither the Company nor, to the Knowledge of the Company, any of its directors, officers, employees, agents or distributors or any other Person acting on behalf of the Company has, in the course of their actions for or on behalf of the Company, (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) violated or is in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), (iii) made, offered to make, promised to make or authorized or ratified the payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable Law addressing matters comparable to those addressed by the FCPA or the OECD Convention implementing legislation concerning such payments or gifts in any jurisdiction (any such payment, a “Prohibited Payment”), (iv) to the Knowledge of the Company, been subject to any investigation by any Governmental Authority with regard to any Prohibited Payment, or (v) violated or is in violation of any other Laws regarding use of funds for political activity or commercial bribery.

(c)

None of the Company or, to the Knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

(d)

The Company holds all required Governmental Authorizations which are material to the operation of the business of the Company as currently conducted (the “Company Permits”). Section 3.14(d) of the Company Disclosure Schedules identifies each Company Permit. The Company is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Entity immediately after the Second Effective Time on terms substantially identical to those enjoyed by the Company as of the Effective Date. No Company Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company has not received any written notice or other written communication, or to the Knowledge of the Company, regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Permit.

Section 3.15    Legal Proceedings; Orders.

(a)

As of the Effective Date, there is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) the Company, (B) any current or former employee, independent contractor, officer or director of the Company (in its, his or her capacity as such) or (C) any of the material assets owned or used by the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions.

(b)	Since the Company Balance Sheet Date, no Legal Proceeding has been pending against the Company that resulted in material liability to the Company.

(c)

There is no order, writ, injunction, judgment or decree to which the Company, or any of the material assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or to any material assets owned or used by the Company.

Section 3.16    Tax Matters.

(a)

The Company has timely filed all income Tax Returns and other material Tax Returns that it was required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. The Company has made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company for any Tax period ending after December 31, 2019. No claim has ever been made by any Governmental Authority in any jurisdiction where the Company does not file a particular Tax Return or pay a particular Tax that the Company is subject to taxation by that jurisdiction.

(b)	All income and other material Taxes due and owing by the Company on or before the Effective Date (whether or not shown on any Tax Return) have been fully paid.

(c)

The liability for unpaid taxes of the Company for all periods through the Company Balance Sheet Date does not exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Company Balance Sheet. Since the Company Balance Sheet Date, the Company has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

(d)

All Taxes that the Company is or was required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, or other third parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

(e)	There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

(f)

No deficiencies for income or other material Taxes with respect to the Company have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending or ongoing, or to the Knowledge of the Company, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of the Company. None of the Company nor any of its predecessors has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(g)

The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)

The Company is not a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes. The Company has not requested and is not the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(i)

The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code or Section 965(h) of the Code (or any similar provision of state, local or foreign Law).

(j)

The Company does not have any Liability for any material Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(k)

The Company has not distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provisions of state, local or foreign Law).

(l)

The Company has never had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a jurisdiction outside of the United States.

(m)

The Company has not participated in or been a party to a transaction that, as of the Effective Date, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(n)

The Company has not taken or agreed to take any action, and to the Knowledge of the Company, there exists no fact or circumstance, that would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

(o)	For purposes of this Section 3.16, each reference to the Company shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, the Company.

Section 3.17    Employee and Labor Matters; Benefit Plans.

(a)	The Company does not have in place and does not maintain any Benefit Plans.

(b)

None of the Company nor any Company ERISA Affiliate maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(c)

Neither the execution of, nor the performance of, the Transactions will either alone or in connection with any other event(s) result in any payment becoming due to any current or former employee, director, officer, or independent contractor of the Company.

(d)

Neither the execution of, nor the consummation of the Transactions (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Code Section 280G), determined without regard to the application of Code Section 280G(b)(5).

(e)

No current or former employee, officer, director or independent contractor of the Company has any “gross up” agreements or other assurance of reimbursement for any Taxes imposed under Code Section 409A or Code Section 4999.

(f)

The Company is not a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor union, labor organization, or similar Person representing any of its employees, and there is no labor union, labor organization, or similar Person representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company, including through the filing of a petition for representation election.

(g)

The Company is in material compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, tax withholding, prohibited discrimination and retaliation, equal employment opportunities, harassment, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. The Company (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, disability, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims, charges, lawsuits, investigations, audits or administrative matters pending or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company relating to any employee, applicant for employment, consultant, employment agreement or Benefit Plan (other than routine claims for benefits).

(h)

There is not and has not been in the past three (3) years, nor is there or has there been in the past three (3) years any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to the Knowledge of the Company, any union organizing activity, against the Company. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, any similar activity or dispute, or, to the Knowledge of the Company, any union organizing activity.

(i)

There is no Legal Proceeding, claim, unfair labor practice charge or complaint, labor dispute or grievance pending or, to the Knowledge of the Company, threatened, against the Company relating to labor, employment, employment practices, or terms and conditions of employment.

(j)

The Company has not had a “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Notification Act of 1988 and the regulations promulgated thereunder) or a reduction-in-force that would trigger any similar notice requirements under any state, local or foreign Law.

Section 3.18    Environmental Matters. The Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to be material to the Company or its business. The Company has not received any written notice or other communication (in writing or otherwise), whether from a Governmental Authority or other Person, that alleges that the Company is not in compliance with or has liability pursuant to any Environmental Law and, to the Knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s compliance in any material respects with any Environmental Law, except where such failure to comply would not reasonably be expected to be material to the Company or its business. No current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of the Company pursuant to Environmental Law. No consent, approval or Governmental Authorization of or registration or filing with any Governmental Authority is required by Environmental Laws in connection with the execution and delivery of this Agreement or the Transactions. Prior to the Effective Date, the Company has provided or otherwise made available to Parent true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of the Company with respect to any property leased or controlled by the Company or any business operated by them.

Section 3.19    Insurance. The Company has delivered or made available to Parent accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company. Each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against the Company for which the Company has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company of its intent to do so.

Section 3.20    Anti-Takeover Statutes. The Company Board has taken all actions necessary to ensure that the restrictions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL or other Law will not apply to this Agreement or the Transactions, including the Mergers. The Company is not bound by and does not have in effect any “poison pill” or similar stockholder rights plan.

Section 3.21    Anti-Bribery. None of the Company or any of its directors, officers, employees or agents or any other Person acting on their behalf has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in violation of the FCPA, the UK Bribery Act of 2010 or any other anti-bribery or anti-corruption Law (collectively, the “Anti-Bribery Laws”). The Company is not and has not been the subject of any investigation or inquiry by any Governmental Authority with respect to potential violations of Anti-Bribery Laws.

Section 3.22    Financial Information.

(a)

The Company maintains books and records accurately reflecting the assets and liabilities of the Company in all material respects. The books of account and financial records of the Company, which have been made available to Parent prior to the Effective Date, are true and correct in all material respects and have been prepared and are maintained in accordance with sound accounting practices. Other than as expressly disclosed in Section 3.22(a) of the Company Disclosure Schedules, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements.

(b)

The Company has not entered into any documentation or agreements creating or governing any securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act).

(c)

Since its formation, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. Since its formation, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

Section 3.23    No Financial Advisors or Brokers.

(a)

No broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 3.24    Accredited Investors. To the knowledge of the Company, each holder of Company Common Stock or Convertible Notes as of immediately prior to the First Effective Time is an “accredited investor” as that term is defined in Regulation D promulgated by the SEC.

Section 3.25    Disclaimer of Other Representations or Warranties. Except as previously set forth in this Article III or in any certificate delivered by the Company to Parent and/or the Merger Subs pursuant to this Agreement, the Company makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

Article IV.    Representations and warranties of Parent and Merger Subs

Except as expressly set forth or specifically referred to in the schedules delivered by Parent to the Company on the Effective Date (the “Parent Disclosure Schedules”) with respect to a particular representation or warranty (for which reference to a particular section number shall suffice), or with respect to any other representation or warranty for which the applicability of any such disclosure is reasonably apparent on its face, and other than as set forth in the SEC Reports (as defined below), the Parent hereby represents and warrants to the Company as follows:

Section 4.01    Due Organization; Subsidiaries.

(a)

Each of Parent and the Merger Subs is a corporation, limited liability company or other legal entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used.

(b)

Each of Parent and the Merger Subs is duly qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

(c)

Other than the Merger Subs and as set forth in Exhibit 21.1 of Parent’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”), Parent has no Subsidiaries, and none of Parent or either Merger Sub owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly any other Entity. None of Parent or the Merger Subs is, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar Entity. None of Parent or the Merger Subs has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of Parent or the Merger Subs is a general partner of, or is otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(d)

Each Merger Sub was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Closing, except as expressly contemplated by this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 4.02    Corporate Power; Enforceability. The Parent and the Merger Subs each has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party, and to perform its covenants and obligations hereunder and, subject to obtaining the approval by the requisite Parent Stockholders required by the Parent Charter Documents or the rules and regulations of Nasdaq with respect to the Preferred Stock Conversion Proposal (the “Parent Stockholder Approval”), to consummate the Transactions. The execution and delivery by each of Parent and the Merger Subs of this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party, and, subject to the receipt of the Parent Stockholder Approval, the performance by the Parent and the Merger Subs of their respective covenants and obligations hereunder and thereunder and the consummation by the Parent and the Merger Subs of the Transactions, including the Mergers, have been duly authorized by all necessary action on the part of the Parent and the Merger Subs, as applicable, and no additional proceedings on the part of the Parent or either Merger Sub, as applicable, are necessary to authorize the execution and delivery by the Parent or either Merger Sub of this Agreement or any Ancillary Agreement to which it is, or is specified to be, a party, the performance by the Parent or either Merger Sub of its respective covenants and obligations hereunder and thereunder or the consummation of the Transactions, including the Mergers. This Agreement has been duly executed and delivered by the Parent and the Merger Subs and, at or before the Closing, the Parent and the Merger Subs will each have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party. This Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after such execution and delivery constitute, assuming the due authorization, execution and delivery by the other parties thereto, a legal, valid and binding obligation of the Parent or either Merger Sub, as applicable, enforceable against each of them in accordance with their terms, except that such enforceability may be limited by the Enforceability Exceptions.

Section 4.03    Parent Charter Documents. The SEC Reports contain complete and correct copies of the Parent Charter Documents and neither the Parent nor any of its stockholders are party to any stockholders’ agreement or similar agreement related to the Parent. The Parent has delivered or made available to the Company prior to the Effective Date complete and correct copies of the minutes and other records of all meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Parent Stockholders, the Parent Board, and all committees thereof since January 1, 2025. The Parent Charter Documents are in full force and effect. The Parent is not in violation in any material respect of any of the provisions of the Parent Charter Documents and/or its code of conduct. The Parent has not taken any action that is inconsistent in any material respects with any resolution adopted by the Parent stockholders, the Parent Board or any committee thereof.

Section 4.04    SEC Reports. Except as set forth in Section 4.04 of the Parent Disclosure Schedules, Parent has timely filed or furnished (subject to extensions pursuant to Exchange Act Rule 12b-25) all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since January 1, 2023, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the Effective Date, the “SEC Reports”). Each of the SEC Reports, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the Effective Date, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports.

Section 4.05    Internal Controls; Listing; Financial Statements.

(a)

Parent has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are reasonably designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, if any, required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and, with respect to Parent’s principal executive officer and principal financial officer, to make the certifications required pursuant to Section 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures were determined by Parent’s management not to be effective as of December 31, 2025. Since January 1, 2023, Parent has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, Parent’s principal executive officer and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent Financial Statements (as defined below) for external purposes in accordance with GAAP, including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect, in all material respects, Parent’s transactions and dispositions of assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) provide reasonable assurance that receipts and expenditures are being made only in accordance with authorizations of management and the Parent Board; and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on Parent’s financial statements.

(b)

The SEC Reports contain true and complete copies of the audited consolidated balance sheet as of December 31, 2025, and consolidated statement of operations, cash flow and stockholders’ equity of Parent for the period then ended, together with the auditor’s reports thereon (the “Parent Financial Statements”). Except as disclosed in the SEC Reports, the Parent Financial Statements (i) fairly present in all material respects the financial position of Parent, as at the respective dates thereof, and the results of operations and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof. The books and records of Parent have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

(c)

There are no outstanding loans or other extensions of credit made by Parent to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Parent. Since January 1, 2023, Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 4.06    Nasdaq. Since January 1, 2023, Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. As of the Effective Date, the Parent Common Stock is listed for trading on Nasdaq under the symbol “EVTV”, as registered pursuant to Section 12(b) of the Exchange Act. None of Parent, the Merger Subs or their respective Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock under the Exchange Act. There is no Legal Proceeding pending or, to the Knowledge of the Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Common Stock or prohibit or terminate the listing of Parent Common Stock on Nasdaq. Prior to the Closings, Parent has prepared and submitted to Nasdaq a notification form for the listing of the shares of Parent Common Stock Payment Shares and the shares of Parent Common Stock issuable on any conversion of the Parent Convertible Preferred Stock.

Section 4.07    Board and Stockholder Actions.

(a)

As of the Effective Date, the Parent Board has (i) determined that this Agreement, the Mergers and the Transactions are fair to, and in the best interests of, Parent and its stockholders; (ii) approved this Agreement, the Mergers and the Transactions, and (iii) resolved to recommend that the Parent Stockholders vote for the approval of the Preferred Stock Conversion Proposal.

(b)	No vote of holders of any stock or other securities of the Parent is necessary in order to approve and adopt this Agreement and the Mergers under the Parent Charter Documents.

Section 4.08    Non-Contravention. Other than with respect to the Parent Stockholder Approval, the execution, delivery and performance, by the Parent of this Agreement or any of the Ancillary Agreements to which it is, or is specified to be, a party will not:

(a)	contravene, violate or conflict with or result in the breach of or constitute a default under any of the Parent Charter Documents;

(b)

to the Knowledge of the Parent, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Transactions, or to exercise any remedy or obtain any relief under, any Law or Order applicable to Parent; except to the extent that the foregoing would not cause a Parent Material Adverse Effect;

(c)

contravene, conflict with, violate, result in the loss of any benefit to which the Parent is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Parent, except to the extent that the forgoing would not cause a Parent Material Adverse Effect;

(d)

breach, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Parent Material Contract, except to the extent that the forgoing would not cause a Parent Material Adverse Effect; or

(e)

result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Parent, except to the extent that the foregoing would not cause a Parent Material Adverse Effect.

Section 4.09    Required Approvals. Except for (a) Parent Stockholder Approval; (b) the filing with the Secretary of State of the State of Delaware of the Certificates of Merger as provided in the DGCL; (c) such filings and other approvals as may be required solely by reason of the Company’s (as opposed to Parent’s or the Merger Subs’) participation in the Mergers or the Transactions; (d) the approval of the Nasdaq Stock Market with respect to matters other than effectiveness of the Mergers; and (e) such other approvals the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no approvals are required to be made or obtained by the Parent with or from any Governmental Authority or any other Person in connection with the execution, delivery and performance of this Agreement by the Parent and the consummation of the Mergers and the Transactions.

Section 4.10    Parent Capitalization; Parent Shares.

(a)

As of May 18, 2026: (i) the authorized shares of the Parent are comprised of (A) 350,000,000 shares of Parent Common Stock, of which 12,930,719 shares are issued and outstanding, (B) 5,000,000 authorized shares of preferred stock, par value $0.0001 per share (the “Parent Preferred Stock”), of which no shares are issued and outstanding (all such items, collectively, the “Parent Securities”), and (ii) Parent has issued and outstanding (A) options to purchase 895,250 shares of Parent Common Stock (the “Parent Options”); and (B) warrants to purchase 1,438,817 shares of Parent Common Stock. As of May 18, 2026, there were 1,355,825 shares of Parent Common Stock reserved for issuance under Parent’s equity compensation plan.

(b)

Other than as contemplated in the A&R SEPA or herein with respect to the Transactions, as set forth in Section 4.10(a), or with respect to equity awards granted pursuant to Parent’s equity compensation plans, there are no obligations of the Parent to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Parent Securities or other equity or voting interest (including any voting debt) in, the Parent and no other obligations by the Parent to make any payments based on the price or value of any Parent Securities. The Parent is not a party to any Contract which obligates the Parent to repurchase, redeem or otherwise acquire any Parent Securities.

(c)

Except as set forth in Section 4.10(c) of the Parent Disclosure Schedules or with respect to equity awards granted pursuant to Parent’s equity compensation plans, Parent has no shares of Parent Common Stock issued and outstanding which are subject to any time vesting or forfeiture conditions.

(d)

Except as set forth herein or with respect to equity awards granted pursuant to the Company’s equity compensation plans since May 18, 2026, as of the Effective Date, there are no Parent Securities or other voting securities of the Parent issued, reserved for issuance or outstanding. All outstanding Parent Securities are, and all such Parent Securities that may be issued at or prior to the First Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive rights, subscription right or any similar right under any provision of the DGCL, the Parent Charter Documents or any Contract to which the Parent is otherwise bound.

(e)

Except as set forth in Section 4.10(e) of the Parent Disclosure Schedules, Parent is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights, co-sale rights, investor rights, rights of first refusal, rights of first offer, registration rights, director designation rights, transaction veto rights or similar rights with respect to Parent or any securities of the Parent.

(f)

The authorized, issued and outstanding share capital of First Merger Sub consists of 100 shares of common stock, par value of $0.0001 per share, all of which are issued and outstanding and owned by Parent.

(g)	Parent owns all of the outstanding membership interests of Second Merger Sub.

(h)

As of the Closing, the shares of Parent Common Stock to be issued to the Company Stockholders will be duly authorized, validly issued, fully paid and non-assessable and will have been issued free and clean of all Encumbrances (other than restrictions under applicable securities Laws and the Parent Charter Documents) and in accordance with all applicable laws, including, but not limited to, the Securities Act.

Section 4.11    Absence of Changes. Except as set forth in Section 4.11 of the Parent Disclosure Schedules, between the Parent Balance Sheet Date and the Effective Date, the Parent has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Parent Material Adverse Effect or (b) action, event or occurrence that would have required the consent of the Company pursuant to Section 5.01 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

Section 4.12    Absence of Undisclosed Liabilities. Except as set forth in Section 4.12 of the Parent Disclosure Schedules, as of the Effective Date, to the Knowledge of the Parent, the Parent does not have any Liability, individually or in the aggregate, except for: (a) Liabilities disclosed, reflected or reserved against in the Parent Balance Sheet; (b) Liabilities that have been incurred by the Parent since the date of the Parent Balance Sheet in the Ordinary Course of Business; (c) Liabilities for performance of obligations of the Parent under Parent Contracts (other than for breach or default); (d) Liabilities incurred in connection with the Transactions; (e) Liabilities which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect and (f) Liabilities listed in Section 4.12 of the Parent Disclosure Schedules.

Section 4.13    Title to Assets.The Parent owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected in the Parent Balance Sheet; and (b) all other assets reflected in the books and records of the Parent as being owned by the Parent. All of such assets are owned or, in the case of leased assets, leased by the Parent free and clear of any Encumbrances, other than Permitted Encumbrances.

Section 4.14    Real Property; Leasehold. The Parent does not own any real property. The Parent has made available to the Company (a) an accurate and complete list of all real properties with respect to which the Parent directly or indirectly holds a valid leasehold interest, and (b) copies of all leases under which any such real property is possessed (the “Parent Real Estate Leases”), each of which is in full force and effect. Parent is not in breach of, or default under, and has not received written notice of any breach or default under any Parent Real Estate Leases. The Parent’s use and operation of each such leased property conforms to all applicable Laws in all material respects, and the Parent has exclusive possession of each such leased property and has not granted any occupancy rights to tenants or licensees with respect to such leased property. In addition, to the Knowledge of the Parent, each such leased property is free and clear of all Encumbrances other than Permitted Encumbrances. Except as would not constitute a Parent Material Adverse Effect, Parent has not received written notice from its landlords under any Parent Real Estate Leases or any Governmental Authority that: (i) relates to violations of building, zoning, safety or fire ordinances or regulations with respect to any such properties; (ii) claims any defect or deficiency with respect to any of such properties; or (iii) requests the performance of any repairs, alterations or other work to such properties. The Transactions will not provide any landlord with the right to terminate any Parent Real Estate Lease.

Section 4.15    Intellectual Property.

(a)

The Parent owns (free and clear of all Encumbrances other than Permitted Encumbrances), or has the legal and valid right to use, as currently being used by the Parent, all Parent IP Rights, in each case other than for any failure to own or have such rights to use that would not reasonably be expected to have a Parent Material Adverse Effect.

(b)

Section 4.15(b) of the Parent Disclosure Schedules sets forth an accurate, true and complete listing of (i) all Parent IP Rights that are owned by the Parent that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Copyrights, and registered Trademarks (including domain names) and all applications for any of the foregoing, and (ii) to the Knowledge of the Parent, all Parent IP Rights that are exclusively licensed to the Parent that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered Copyrights, and registered Trademarks (including domain names), and, specifying as to each such item, as applicable, the owner(s) of record (and, in the case of domain names, the registrar), jurisdiction of application and/or registration, the application and/or registration number, the date of application and/or registration, and the status of application and/or registration. To the Knowledge of the Parent, each item of Parent IP Rights that is Parent Registered IP is and at all times has been filed and maintained in compliance in all material respects with all applicable Law and all filings, payments, and other actions required to be made or taken by Parent to maintain such item of Parent Registered IP in full force and effect have been made by the applicable deadline, except to the extent that the failure to make or take any such filings, payments or other actions would not have a Parent Material Adverse Effect.

(c)

Section 4.15(c) of the Parent Disclosure Schedules accurately identifies (i) all material Parent Contracts pursuant to which material Parent IP Rights are licensed to the Parent (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Parent’s products or services, (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials and (C) any confidential information provided under confidentiality agreements), and (ii) whether such licenses are exclusive or non-exclusive. For purposes of greater certainty, the term “license” in this Section 4.15(c) and in Section 4.15(d) includes any license, sublicense, covenant, non-assert, consent, release or waiver but does not include any material transfer agreements, services agreements, agreements with Affiliates, non-disclosure agreements, commercially available software-as-a-service offerings, or off-the shelf software licenses.

(d)

Section 4.15(d) of the Parent Disclosure Schedules accurately identifies each material Parent Contract pursuant to which the Parent has granted any license under, or any right (whether or not currently exercisable) or interest in, any Parent IP Rights to any Person (other than any material Parent IP Rights non-exclusively licensed to suppliers or service providers for the sole purpose of enabling such suppliers or service providers to provide services for the Parent’s benefit).

(e)

The Parent is not bound by, and no Parent IP Rights are subject to, any Parent Contract containing any covenant or other provision, or any Order, that in any way limits or restricts the ability of the Parent to use, exploit, assert, enforce, sell, transfer or dispose of any such Parent IP Rights anywhere in the world, in each case, in a manner that would materially limit the business of the Parent as currently conducted.

(f)

To the Knowledge of the Parent, the manufacture, marketing, license, sale or use by Parent of any product or technology currently licensed or sold by the Parent does not violate in any material respect any license or agreement between the Parent and any third party, and does not infringe or misappropriate any Intellectual Property right of any third party. To the Knowledge of the Parent, no third party is infringing upon any Parent IP Rights or violating in any material respect any license or agreement between the Parent and such third party, and there is no Legal Proceeding pending or threatened in writing by Parent against any Person involving or relating to any Parent IP Rights.

(g)

To the Knowledge of the Parent, there is no current or pending Legal Proceeding contesting the validity, ownership or right to use, sell, license or dispose of any material Parent IP Rights, nor has the Parent received any written notice asserting or suggesting that any such Parent Intellectual Property, or the Parent’s right to use, sell, license or dispose of any such Parent IP Rights conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

(h)

Except for Parent Contracts entered into in the Ordinary Course of Business, the Parent is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, in each case, that would reasonably be expected to be material to the Parent or its business.

Section 4.16    Agreements, Contracts and Commitments.

(a)

Section 4.16(a) of the Parent Disclosure Schedules identifies each of the following material Parent Contracts in effect as of the Effective Date other than any Parent Benefit Plans, Parent Real Estate Lease and Parent IP Rights Agreement (each, a “Parent Material Contract”):

(i)	each Parent Contract relating to any agreement to guarantee the indebtedness of a third party;

(ii)

each Parent Contract containing (A) any covenant limiting the freedom of the Parent to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(iii)

each Parent Contract relating to capital expenditures and requiring payments after the Effective Date, in each case, in excess of $500,000 pursuant to its express terms and not cancelable without penalty;

(iv)	each Parent Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(v)

each Parent Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of the Parent or any loans or debt obligations with officers or directors of the Parent;

(vi)

each Parent Contract requiring payment by or to the Parent after the Effective Date in excess of $500,000 pursuant to its express terms relating to: (A) any distribution agreement; (B) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Parent has continuing obligations to develop or market any Intellectual Property that will not be owned, in whole or in part, by the Parent; or (C) any Contract to license any patent, trademark registration, service mark registration, trade name or copyright registration to or from any third party to manufacture or produce any product, service or technology of the Parent or any Contract to sell, distribute or commercialize any products or service of the Parent, in each case, except for Parent Contracts entered into in the Ordinary Course of Business;

(vii)	each Parent Contract with any financial advisor, broker, finder, investment banker or other Person providing advisory services to the Parent in connection with the Transactions;

(viii)	each Parent Contract with any Governmental Authority;

(ix)	each Parent Contract containing any royalty, dividend or similar arrangement based on the revenues or profits of the Parent; or

(x)

any other Parent Contract that is not terminable at will (with no penalty or payment) by the Parent and (A) which involves payment or receipt by the Parent after the Effective Date under any such agreement, contract or commitment of more than $500,000 individually, or obligations after the Effective Date in excess of $500,000 individually, or (B) that is material to the business or operations of the Parent.

(b)

The Parent has delivered or made available to the Company accurate and complete copies of all Parent Material Contracts, including all amendments thereto. There are no Parent Material Contracts that are not in written form. Neither the Parent, nor to the Parent’s Knowledge, as of the Effective Date has any other party to a Parent Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Parent Material Contract in such manner as would permit any other party to cancel or terminate any such Parent Material Contract or to seek damages which, in each such case, would reasonably be expected to have a Parent Material Adverse Effect. As of the Effective Date, each Parent Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to change in an adverse manner, any material amount paid or payable to the Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

Section 4.17    Compliance; Permits; Restrictions.

(a)

The Parent is in compliance in all material respects with all applicable Laws, except for any noncompliance, either individually or in the aggregate, which would not be material to the Parent. No investigation, claim, suit, proceeding, audit or other action by any Governmental Authority is pending or, to the Knowledge of the Parent, threatened against the Parent that would have a Parent Material Adverse Effect. There is no Contract or Order binding upon the Parent which (i) has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Parent, any acquisition of material property by the Parent or the conduct of business by the Parent as currently conducted, (ii) would reasonably be expected to have an adverse effect on the Parent’s ability to comply with or perform in any material respect any covenant or obligation under this Agreement, or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with the Transactions.

(b)

Since January 1, 2023, neither the Parent nor, to the Knowledge of the Parent, any of its directors, officers, employees, agents or distributors or any other Person acting on behalf of the Parent has, in the course of their actions for or on behalf of the Parent, (i) violated or is in violation of any provision of the FCPA, (ii) violated or is in violation of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention, (iii) made, offered to make, promised to make or authorized or ratified the payment or giving of, directly or indirectly, any Prohibited Payment, (iv) to the Knowledge of the Parent, been subject to any investigation by any Governmental Authority with regard to any Prohibited Payment, or (v) violated or is in violation of any other Laws regarding use of funds for political activity or commercial bribery.

(c)

None of the Parent or, to the Knowledge of the Parent, any director, officer, agent, employee, affiliate or representative of the Parent is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

(d)

The Parent holds all required Governmental Authorizations which are material to the operation of the business of the Parent as currently conducted (the “Parent Permits”). Section 4.17(d) of the Parent Disclosure Schedules identifies each Parent Permit. The Parent is in material compliance with the terms of the Parent Permits. No Legal Proceeding is pending or, to the Knowledge of the Parent, threatened, which seeks to revoke, limit, suspend, or modify in any material respect any Parent Permit. No Parent Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. Parent has not received any written notice or, or to the Knowledge of the Parent, other written communication regarding (A) any material violation of or failure to comply materially with any term or requirement of any Parent Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Parent Permit.

Section 4.18    Legal Proceedings; Orders.

(a)

As of the Effective Date, there is no pending Legal Proceeding and, to the Knowledge of the Parent, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves (A) the Parent, (B) any current or former employee, independent contractor, officer or director of the Parent (in its, his or her capacity as such) or (C) any of the material assets owned or used by the Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions.

(b)	Since the Parent Balance Sheet Date, no Legal Proceeding has been pending against the Parent that resulted in material liability to the Parent.

(c)

There is no Order to which the Parent, or any of the material assets owned or used by the Parent, is subject. To the Knowledge of the Parent, no officer of the Parent is subject to any Order that prohibits such officer (in such individual’s capacity as such) from engaging in or continuing any conduct, activity or practice relating to the business of the Parent or to any material assets owned or used by the Parent.

Section 4.19    Tax Matters.

(a)

The Parent has timely filed all income Tax Returns and other material Tax Returns that it was required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. The Parent has made available to the Company complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Parent for any Tax period ending after March 16, 2021. No claim has ever been made by any Governmental Authority in any jurisdiction where the Parent does not file a particular Tax Return or pay a particular Tax that the Parent is subject to taxation by that jurisdiction.

(b)	All income and other material Taxes due and owing by the Parent on or before the Effective Date (whether or not shown on any Tax Return) have been fully paid.

(c)

The liability for unpaid taxes of the Parent for all periods through the Parent Balance Sheet Date does not exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Parent Balance Sheet. Since the Parent Balance Sheet Date, the Parent has not incurred any material Liability for Taxes outside the Ordinary Course of Business.

(d)

All Taxes that the Parent is or was required by Law to withhold or collect have been duly and timely withheld or collected in all material respects on behalf of its respective employees, independent contractors, stockholders, or other third parties and, have been timely paid to the proper Governmental Authority or other Person or properly set aside in accounts for this purpose.

(e)	There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Parent.

(f)

No deficiencies for income or other material Taxes with respect to the Parent have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending or ongoing, and to the Knowledge of the Parent, threatened audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of the Parent. None of the Parent nor any of its predecessors has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency.

(g)

The Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h)

The Parent is not a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial Contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes. The Parent has not requested and is not the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(i)

The Parent will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law); (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code or Section 965(h) of the Code (or any similar provision of state, local or foreign Law).

(j)

The Parent does not have any Liability for any material Taxes of any Person (other than the Parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.

(k)

The Parent has not distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any similar provisions of state, local or foreign Law).

(l)

The Parent has never had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a jurisdiction outside of the United States.

(m)

The Parent has not participated in or been a party to a transaction that, as of the Effective Date, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(n)

The Parent has not taken or agreed to take any action, and to the Knowledge of the Parent, there exists no fact or circumstance, that would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

(o)	For purposes of this Section 4.19, each reference to the Parent shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, the Parent.

Section 4.20    Employee and Labor Matters; Parent Benefit Plans.

(a)	Section 4.20(a) of the Parent Disclosure Schedules sets forth a list of all Parent Benefit Plans.

(b)

As applicable with respect to each material Parent Benefit Plan, the Parent has made available to the Company, true and complete copies of (i) the most recently filed annual reports with any Governmental Authority (e.g., Form 5500 and all schedules thereto), (ii) the most recent IRS determination, opinion or advisory letter, (iii) the most recent summary annual reports, nondiscrimination testing reports, actuarial reports, financial statements and trustee reports, (iv) all records, notices and filings concerning IRS or Department of Labor or other Governmental Authority audits or investigations, “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code and (v) all policies and procedures established to comply with the privacy and security rules of the Health Insurance Portability and Accountability Act of 1996.

(c)	Each Parent Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and the applicable provisions of ERISA, the Code and all other Laws.

(d)

Each Parent Benefit Plan that is intended to meet the qualification requirements of Section 401(a) of the Code has received either a favorable determination letter from the IRS (which has not expired) or is the subject of a favorable opinion letter from the IRS with respect to the form of such Parent Benefit Plan under Section 401(a) of the Code, and nothing has occurred that would reasonably be expected to materially and adversely affect the qualification of such Parent Benefit Plan or the tax exempt status of its related trust.

(e)

None of the Parent nor any Parent ERISA Affiliate maintains, contributes to, is required to contribute to, or has any actual or contingent liability with respect to, (i) any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (iii) any “multiple employer plan” (within the meaning of Section 413 of the Code) or (iv) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(f)

There are no pending audits or, to the Knowledge of the Parent, investigations, by any Governmental Authority involving any Parent Benefit Plan, and no pending or, to the Knowledge of the Parent, threatened, claims (except for individual claims for benefits payable in the normal operation of the Parent Benefit Plans), suits or proceedings involving any Parent Benefit Plan, any fiduciary thereof or service provider thereto, in any case except as would not have a Parent Material Adverse Effect.

(g)

None of the Parent nor any Parent ERISA Affiliates, nor to the Knowledge of the Parent, any fiduciary, trustee or administrator of any Parent Benefit Plan, has engaged in, or in connection with the Transactions will engage in, any transaction with respect to any Parent Benefit Plan which would subject any such Parent Benefit Plan, the Parent or any Parent ERISA Affiliates to a material Tax, material penalty or material liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code.

(h)

No Parent Benefit Plan provides death, medical, dental, vision, life insurance or other welfare benefits beyond termination of service or retirement, other than as may be provided pursuant to any separation agreement between the Parent and a former employee that has been made available to the Company, or through the last day of the month in which an employee’s employment ceases, or to the extent required by Section 4980B of the Code.

(i)

Neither the execution of, nor the performance of, the Transactions will either alone or in connection with any other event(s) (i) result in any payment becoming due to any current or former employee, director, officer, or independent contractor of the Parent, (ii) increase any amount of compensation or benefits otherwise payable under any Parent Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Parent Benefit Plan, (iv) require any contribution or payment to fund any obligation under any Parent Benefit Plan or (v) limit the right to merge, amend or terminate any Parent Benefit Plan.

(j)

Neither the execution of, nor the consummation of the Transactions (either alone or when combined with the occurrence of any other event, including without limitation, a termination of employment) will result in the receipt or retention by any person who is a “disqualified individual” (within the meaning of Code Section 280G) of any payment or benefit that is or could be characterized as a “parachute payment” (within the meaning of Code Section 280G), determined without regard to the application of Code Section 280G(b)(5).

(k)

No current or former employee, officer, director or independent contractor of the Parent has any “gross up” agreements or other assurance of reimbursement for any Taxes imposed under Code Section 409A or Code Section 4999.

(l)	The Parent does not maintain any Parent Benefit Plan outside of the United States.

(m)

The Parent is not a party to, or bound by, any collective bargaining agreement or other Contract with a labor union, labor organization, or similar Person representing any of its employees, and there is no labor union, labor organization, or similar Person representing or, to the Knowledge of the Parent, seeking to represent any employees of the Parent, including through the filing of a petition for representation election.

(n)

Except as would not have a Parent Material Adverse Effect, the Parent is in compliance with all applicable Laws respecting labor, employment, employment practices, and terms and conditions of employment, including worker classification, tax withholding, prohibited discrimination and retaliation, equal employment opportunities, harassment, fair employment practices, meal and rest periods, immigration, employee safety and health, wages (including overtime wages), unemployment and workers’ compensation, leaves of absence, and hours of work. Except as would not have a Parent Material Adverse Effect, the Parent (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments, benefits, or compensation to employees, (ii) is not liable for any arrears of wages (including overtime wages), severance pay or any Taxes or any penalty for failure to comply with any of the foregoing. Except as would not have a Parent Material Adverse Effect, there are no actions, suits, claims, charges, lawsuits, investigations, audits or administrative matters pending or, to the Knowledge of the Parent, threatened in writing against the Parent relating to any employee, applicant for employment, consultant, employment agreement or Benefit Plan (other than routine claims for benefits).

(o)

There is not and has not been in the past three (3) years any threat of, any strike, slowdown, work stoppage, lockout, union election petition, demand for recognition, or any similar activity or dispute, or, to the Knowledge of the Parent, any union organizing activity, against the Parent.

(p)

Since January 1, 2023, the Parent has not had a “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Notification Act of 1988 and the regulations promulgated thereunder) or a reduction-in-force that would require notification under the WARN Act or any similar state or local Law.

Section 4.21    Environmental Matters. Except as would not have a Parent Material Adverse Effect, the Parent is in compliance with all applicable Environmental Laws, including the possession by the Parent of all material permits and other material Governmental Authorizations required under applicable Environmental Laws and compliance in all material respects with the terms and conditions thereof. The Parent has not received any written notice or other written communication from a Governmental Authority that alleges that the Parent is not in compliance in any material respect with or has material liability pursuant to any Environmental Law. To the Knowledge of Parent, no property currently leased or controlled by the Parent has had a release of or exposure to Hazardous Materials in material violation of or as would reasonably be expected to result in any material liability of the Parent pursuant to Environmental Law. To the Knowledge of Parent, no Governmental Authorization of or with any Governmental Authority is required by Environmental Laws in connection with the execution and delivery of this Agreement or the Transactions. Prior to the Effective Date, the Parent has provided or otherwise made available to the Company true and correct copies of all material environmental reports, assessments, studies and audits in the possession or control of the Parent with respect to any property leased or controlled by the Parent or any business operated by them.

Section 4.22    Insurance. The Parent has delivered or made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Parent. Each of such insurance policies is in full force and effect and the Parent is in compliance in all material respects with the terms thereof. Other than customary end of policy notifications from insurance carriers, the Parent has not received any written notice or other written communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Parent has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding that is currently pending against the Parent for which the Parent has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Parent of its intent to do so.

Section 4.23    Anti-Takeover Statutes. The Parent is not bound by and does not have in effect any “poison pill” or similar stockholder rights plan.

Section 4.24    No Brokers. Except as set forth in Section 4.24 of the Parent Disclosure Schedules, none of Parent or the Merger Subs has retained any broker or finder in connection with any of the Transactions, and none of Parent or the Merger Subs has incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Section 4.25    Disclaimer of Other Representations or Warranties. Except as previously set forth in this Article IV, the Parent makes no representation or warranty, express or implied, at law or in equity, with respect to it or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

Article V.    Covenants and Agreements of the Parties

Section 5.01    Parent Stockholders’ Meeting.

(a)

As promptly as practicable following the execution of this Agreement, Parent shall take all action necessary under applicable Law to call, give notice of and hold a meeting of the holders of Parent Common Stock for the purpose of seeking:

(i)	approval of the Preferred Stock Conversion Proposal;

(ii)	approval of the adoption by Parent of the Azio AI Holdings, Inc. 2026 Equity Incentive Plan in the form as attached hereto as Exhibit B (the “Incentive Plan”); and

(iii)

approval and adoption of the Amended and Restated Certificate of Incorporation in the form attached as Exhibit C (the “Amended and Restated Certificate”), to change the name of Parent to “Azio AI Holdings, Inc.” (if not previously changed as set forth in Section 2.04(d)) and to make such other changes as set forth therein (the matters in Section 5.01(a)(i), Section 5.01(a)(ii) and this Section 5.01(a)(iii), the “Parent Stockholder Matters”).

(b)

Parent agrees to use reasonable best efforts to call and hold the Parent Stockholders’ Meeting as soon as practicable after the date hereof. If the approval of the Parent Stockholder Matters is not obtained at the Parent Stockholders’ Meeting or if on a date preceding the Parent Stockholders’ Meeting, Parent reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Parent Stockholder Vote, whether or not quorum would be present or (ii) it will not have sufficient shares of Parent Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders’ Meeting, then, in each case, Parent will use its reasonable best efforts to adjourn the Parent Stockholders’ Meeting one or more times to a date or dates no more than thirty (30) days after the scheduled date for such meeting, and to obtain such approvals at such time. If the Parent Stockholders’ Meeting is not so adjourned, and/or if the approval of the Parent Stockholder Matters is not then obtained, Parent will use its reasonable best efforts to obtain such approvals as soon as practicable thereafter, and in any event to obtain such approvals at the next occurring annual meeting of the stockholders of Parent or, if such annual meeting is not scheduled to be held within four months after the Parent Stockholders’ Meeting, a special meeting of the stockholders of Parent to be held within four months after the Parent Stockholders’ Meeting. Parent will hold an annual meeting or special meeting of its stockholders, at which a vote of the stockholders of Parent to approve the Parent Stockholder Matters will be solicited and taken, at least once every four (4) months until Parent obtains approval of the Parent Stockholder Matters.

(c)

Parent agrees that: (i) the Parent Board shall recommend that the holders of Parent Common Stock vote to approve the Parent Stockholder Matters and shall use its reasonable best efforts to solicit and obtain such approval and (ii) the Proxy Statement shall include a statement to the effect that the Parent Board recommends that the Parent’s stockholders vote to approve the Parent Stockholder Matters.

(d)

The Company and Parent acknowledge that, under the Nasdaq rules, the Parent Common Stock Payment Shares and the Parent Preferred Stock Payment Shares will not be entitled to vote on the Preferred Stock Conversion Proposal.

Section 5.02    SEC Filings.

(a)

As promptly as practicable after the Closing Date, Parent shall prepare and file with the SEC a proxy statement relating to the Parent Stockholders’ Meeting to be held in connection with the Parent Stockholder Matters (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Parent shall use its commercially reasonable efforts to (i) cause the Proxy Statement to comply with applicable rules and regulations promulgated by the SEC and (ii) respond promptly to any comments or requests of the SEC or its staff related to the Proxy Statement.

(b)

Parent covenants and agrees that the Proxy Statement (and the letters to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities Laws and the DGCL, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Parent shall use commercially reasonable efforts to cause the definitive Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after either (i) the SEC has indicated that it does not intend to review the Proxy Statement or that its review of the Proxy Statement has been completed or (ii) at least ten (10) days shall have passed since the Proxy Statement was filed with the SEC without receiving any correspondence from the SEC commenting upon, or indicating that it intends to review, the Proxy Statement, all in compliance in all material respects with applicable U.S. federal securities laws and the DGCL. If Parent or the Surviving Entity (A) become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, (B) receives notice of any SEC request for an amendment or supplement to the Proxy Statement or for additional information related thereto, or (C) receives SEC comments on the Proxy Statement, as the case may be, then such party, as the case may be, shall promptly inform the other parties thereof and shall cooperate with such other parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Parent stockholders.

Section 5.03    Reservation of Parent Common Stock; Issuance of Shares of Parent Common Stock. Parent covenants that at all times after receipt of the approval of the Parent Stockholder Matters obtained at the Parent Stockholders’ Meeting, for as long as any shares of Parent Convertible Preferred Stock remain outstanding, Parent shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Parent Common Stock or shares of Parent Common Stock held in treasury by Parent, for the purpose of effecting the conversion of the Parent Convertible Preferred Stock, the full number of shares of Parent Common Stock then issuable upon the conversion of all shares of Parent Convertible Preferred Stock then outstanding. All shares of Parent Common Stock delivered upon conversion of the Parent Convertible Preferred Stock shall be newly issued shares or shares held in treasury by Parent, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Encumbrance.

Section 5.04    Company Stockholder Approval. Contemporaneously with the execution and delivery of this Agreement, the Company has delivered to Parent a copy of the executed Stockholder Written Consent.

Section 5.05    Legends. Parent shall be entitled to place appropriate legends, including the legend noted in Section 5.14, on the book entries and/or certificates evidencing any shares of Parent Common Stock or Parent Convertible Preferred Stock to be received in the Mergers by stockholders of the Company who may be considered “affiliates” of Parent for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the Transfer Agent for Parent Common Stock and Parent Convertible Preferred Stock.

Section 5.06    Additional Agreements. The Parties shall use reasonable best efforts to cause to be taken all actions necessary to consummate the Transactions. Without limiting the generality of the foregoing, each Party to this Agreement: (a) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Transactions; (b) shall use reasonable best efforts to obtain each approval, consent, and waivers (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Transactions or for such Contract to remain in full force and effect; (c) shall use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the Transactions; and (d) shall use reasonable best efforts to satisfy the conditions precedent to the consummation of this Agreement.

Section 5.07    Listing. Parent shall use its reasonable best efforts to maintain its existing listing on Nasdaq. The Parties will use reasonable best efforts to coordinate with respect to compliance with Nasdaq rules and regulations. Each Party will promptly inform the other Party of all verbal or written communications between Nasdaq and such Party or its representatives. The Company will cooperate with Parent as reasonably requested by Parent with respect to the Nasdaq Listing Application and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.07.

Section 5.08    Anti-Takeover Statute. In the event that any anti-takeover, anti-trust or similar Law is or becomes applicable to this Agreement or any of the Transactions, the Company, Parent and the Merger Subs shall use their respective reasonable commercial efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the Transactions.

Section 5.09    Public Statements and Disclosure. None of the Company, on the one hand, or the Parent Parties, on the other hand, shall issue any public release or make any public announcement concerning this Agreement or the Transactions without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), unless (a) such disclosing Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Law or, in the case of Parent, the market rules, internal rules, guidelines or other mandatory requirements of the securities exchange or market on which any Parent capital stock is then listed or available for trading and (b) to the extent practicable before such press release or disclosure is issued or made, such Party advises the other Parties of, and consults with the other Parties regarding, the text of such press release or disclosure. Notwithstanding the foregoing, without prior consent of the other Parties, each of Parent and the Company may disseminate material substantially similar to material included in a press release or other document previously approved for public distribution by the other Party. Each Party agrees to promptly make available to the other Parties copies of any written public communications made without prior consultation with the other Parties.

Section 5.10    Directors and Officers.

(a)	The Parties shall take all necessary action so that immediately after the Closing:

(i)

the Parent Board is comprised of four members, with (i) one person determined by the Company who is Chirs Young, (ii) one person determined by the Parent Board who is Jason Maddox, and (iii) two persons jointly agreed between the Company and the Parent who shall each meet the requirements of being an “independent director” for purposes of Nasdaq and applicable SEC rules and regulations and applicable securities laws; and

(ii)

the following persons are appointed to the positions of officers of Parent as set forth herein to serve in such positions effective as of the Closing until successors are duly appointed and qualified in accordance with applicable Law: (i) Chris Young as the Chief Executive Officer of the Parent, (ii) Simon Yu as President of the Parent, (iii) Jason Maddox as Chief Financial Officer of the Parent, (iv) Elgin Tracy as Chief Operating Officer of Parent, (v) David Shiue as Chief Business Development Officer of Parent, (vi) Gary Chen as Chief Product Officer, (vii) Jenny Yang as Chief Administrative Officer of the Parent, and (viii) Merrick Alpert as Chief Communications Officer.

(b)	As of the Closing, all directors and officers of Parent who are not to continue as directors or officers of Parent following the Closing shall resign from such positions effective as of the Closing.

Section 5.11    Section 16 Matters. Prior to the First Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Laws) to cause any acquisitions of Parent Common Stock and any options to purchase Parent Common Stock in connection with the Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.12    Amended and Restated Bylaws. Immediately upon the Closing, the Parent Board, as constituted as of the Closing, shall adopt and approve the Amended and Restated Bylaws in the form as attached hereto as Exhibit D as the bylaws of the Parent.

Section 5.13    Closing Certificates and Actions.

(a)

The Company will prepare and deliver to Parent at or prior to the Closing (i) a certificate signed by the President of the Company in a form reasonably acceptable to Parent setting forth, as of immediately prior to the First Effective Time: (A) each holder of Company Common Stock; (B) such holder’s name and address; (C) the number of shares of Company Common Stock held as of immediately prior to the First Effective Time for each such holder; and (D) the Allocation Certificate, and (ii) a certificate duly executed by an authorized officer of the Company (in form and substance reasonably satisfactory to Parent) conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(2) and 1.1445-2(c)(3).

(b)

Parent will prepare and deliver to the Company at or prior to the Closing (i) a certificate signed by the Chief Financial Officer of Parent in a form reasonably acceptable to the Company, setting forth, as of immediately prior to the First Effective Time the number of Parent Common Stock outstanding (the “Parent Outstanding Shares Certificate”); (ii) a written resignation, in a form reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by each of the directors and officers of Parent who shall not to continue as directors or officers of Parent following the Closing; and (iii) the Parent Support Agreements duly executed by the directors and officers of Parent as of immediately prior to the First Effective Time.

Section 5.14    Private Placement. Each of the Company and Parent shall take all reasonably necessary action on its part such that the issuance of Parent Common Stock Payment Shares and Parent Preferred Stock Payment Shares pursuant to this Agreement constitutes a transaction exempt from registration under the Securities Act in compliance with Rule 506 of Regulation D promulgated thereunder. Each certificate and/or book-entry statement representing Parent Common Stock Payment Shares and the Parent Preferred Stock Payment Shares comprising Merger Consideration shall, until such time that such shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. ACCORDINGLY, THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. ”

Section 5.15    Tax Matters.

(a)

Provided that the Closing occurs, all federal, state, local, foreign and other transfers, sales, use or similar Taxes applicable to, imposed upon or arising out of the Transactions, solely to the extent imposed on or payable by the Company, Parent or either Merger Sub shall be borne by the Company.

(b)

For U.S. federal income Tax purposes, (i) the Parties intend that the First Merger and the Second Merger, taken together, constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”), and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), to which the Parent, Merger Subs and the Company are parties under Section 368(b) of the Code. The Parties shall treat and shall not take any tax reporting position (including during the course of any audit, litigation or other proceeding with respect to Taxes) inconsistent with the treatment of the Mergers as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. The Parties shall (and shall cause their Affiliates to) will not take any action or cause any action to be taken, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Mergers from qualifying, for the Intended Tax Treatment.

Section 5.16    Indemnification of Directors and Officers.

(a)

The rights to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent or any of its Subsidiaries under any indemnification, advancement or exculpation provisions of Parent’s or any such Subsidiaries’ Organizational Documents and any indemnification agreements, in each case, as in as effect on the Effective Date shall not be amended, modified or repealed for a period of six years from the First Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the First Effective Time, were officers or directors of Parent or any of its Subsidiaries.

(b)

From and after the First Effective Time, Parent shall, and shall cause each of its Subsidiaries to, fulfill and honor in all respects the obligations of Parent and its Subsidiaries to each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the First Effective Time, a director or officer of Parent or any of its Subsidiaries (the “Parent D&O Indemnified Parties”) under any indemnification, advancement or exculpation provisions under Parent’s or any such Subsidiaries’ Organizational Documents and pursuant to any indemnification agreements between Parent or any such Subsidiary, on the one hand, and such Parent D&O Indemnified Parties, on the other hand with respect to claims arising out of any act or omission of the Parent D&O Indemnified Parties occurring at or prior to the Effective Time.

(c)

From and after the First Effective Time, Parent shall continue to maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Parent.

(d)

The provisions of this Section 5.16 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and any of its Subsidiaries under applicable Law, any Organizational Documents of Parent and its Subsidiaries, respectively, and shall operate for the benefit of, and shall be enforceable by, each of the Parent D&O Indemnified Parties, their heirs and their representatives.

(e)

In the event Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of any of Parent or the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 5.16.

Article VI.    General Provisions

Section 6.01    Survival of Representations, Warranties and Covenants. The representations and warranties of the Company, Parent and the Merger Subs contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the First Effective Time, and only the covenants that by their terms survive the First Effective Time and this Article VI shall survive the First Effective Time.

Section 6.02 Fees and Expenses. Other than as specifically set forth herein, each Party shall bear its own fees and expenses incurred in connection with this Agreement and the Transactions, whether or not the Mergers are consummated.

Section 6.03    Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended with the approval of the respective boards of directors of Parent, the Company and the Merger Subs at any time only by execution of an instrument in writing signed on behalf of each Party; provided, however, that no amendment shall be made to this Agreement that requires the approval of the Company Stockholders under applicable Law without obtaining the approval of the stockholders of the Company for such amendment.

Section 6.04    Disclosure Schedules. The Parties agree that the Company Disclosure Schedules and the Parent Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Agreement.

Section 6.05    Extension; Waiver. Any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party hereto contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 6.06    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) two (2) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (iii) upon receipt of a delivery receipt if sent by email with return receipt requested, or (iv) immediately upon hand delivery, in each case to the intended recipient as set forth below:

if to the Company:

Azio AI Corporation

Attention: Chris Young

260 Newport Center Drive, Ste 100

Newport Beach, CA 92660

E-mail: ***

with a copy (which shall not constitute notice) to:

Anthony, Linder & Cacomanolis, PLLC

Attn: Laura Anthony and John Cacomanolis

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Emails: lanthony@alclaw.com; jcacomanolis@alclaw.com

if to Parent or Merger Sub:

Envirotech Vehicles, Inc.

Attn: Jason Maddox

7510 Ardmore Street

Houston, TX 77054

Email: ***

with copies (which shall not constitute notice) to:

K&L Gates LLP

Attn: Michael A. Hedge

1 Park Plaza, Twelfth Floor

Irvine, CA 92614

Email: michael.hedge@klgates.com

Section 6.07    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties. Subject to the preceding sentence, this Agreement shall (i) be binding upon the Parties and their respective successors and permitted assigns and (ii) shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 6.08    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Company Disclosure Schedules, the Parent Disclosure Schedules and the Annexes and Exhibits hereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 6.09    Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 6.10    Governing Law. This Agreement and each Ancillary Agreement, and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement or any Ancillary Agreement, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, without application of the conflicts of laws provisions and as applied to agreements performed wholly within the State of Delaware.

Section 6.11    Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a)

In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Transactions, each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively by the courts referred to in clause (i) of this Section 6.11(a); (iii) waives any objection to laying venue in any such action or proceeding in such courts; (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (v) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.06 or in any other matter permitted by applicable Law; and (vi) irrevocably and unconditionally waives the right to trial by jury.

(b)

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(B). EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THE WAIVER IN THIS SECTION 6.11(B) BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF SUCH WAIVER AND GRANTS SUCH WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

Section 6.12    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement or any Ancillary Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such Party is entitled at law or in equity. In the event that specific performance is granted to a Party pursuant to the terms and conditions herein, such Party shall also be entitled to be awarded its costs and expenses (including reasonable attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance. The preceding sentence will not limit the right or ability of a Party seeking specific performance to recover damages, costs or expenses, under another provision of this Agreement or of any other Ancillary Agreement or any other document or agreement related hereto.

Section 6.13    No Consequential Damages. NOTWITHSTANDING ANYTHING ELSE CONTAINED HEREIN, NO PARTY SHALL SEEK, NOR SHALL ANY PARTY BE LIABLE FOR, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, UNDER ANY TORT, CONTRACT, EQUITY, OR OTHER LEGAL THEORY, WITH RESPECT TO ANY BREACH (OR ALLEGED BREACH) OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY PROVISION HEREOF OR THEREOF OR ANY MATTER OTHERWISE RELATING HERETO OR THERETO OR ARISING IN CONNECTION HEREWITH OR THEREWITH.

Section 6.14    Third Party Beneficiaries. Other than as specifically set forth herein, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

Section 6.15    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 6.16      Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 6.17    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the Effective Date.

Azio AI Corporation

By:	/s/ Chris Young
Name:	Chris Young
Title:	Chief Executive Officer

Envirotech Vehicles, Inc.

By:	/s/ Jason Maddox
Name:	Jason Maddox
Title:	President and Interim Chief Financial Officer

V-AZ Merger Sub, Inc.

By:	/s/ Phillip W. Oldridge
Name:	Phillip W. Oldridge
Title:	Chief Executive Officer

Azio AI, LLC

By:	/s/ Phillip W. Oldridge
Name:	Phillip W. Oldridge
Title:	Chief Executive Officer

Exhibit A

Form of Parent Support Agreement

(Attached)

Parent Support Agreement

Dated as of July 2, 2026

This Parent Support Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Effective Date”), by and among (i) Azio AI Corporation, a Delaware corporation (the “Company”), (ii) Envirotech Vehicles, Inc., a Delaware corporation (“Parent”), (iii) Phillip W. Oldridge (“Mr. Oldridge”); (iv) Michael A. Di Pietro (“Mr. Di Pietro”); (v) Terri White Elk (“Ms. Elk”); (vi) Jason Maddox (“Mr. Maddox”); (vii) Elgin Tracy (“Mr. Tracy”); and (viii) Merrick Alpert (“Mr. Alpert”). Mr. Oldridge, Mr. Di Pietro, Ms. Elk, Mr. Maddox, Mr. Tracy and Mr. Alpert may be referred to herein collectively as the “Stockholders” and each separately as a “Stockholder.” The Company, Parent and the Stockholders may be referred to herein collectively as the “Parties” and each separately as a “Party.”

WHEREAS, the Company, the Parent and two wholly owned subsidiaries of the Parent are the parties to that certain Amended and Restated Agreement and Plan of Merger, dated as of the Effective Date (as the same may be in effect from time to time, the “Merger Agreement”); and

WHEREAS, the Stockholders are stockholders of the Parent, owning of record the number of shares of Parent Common Stock (as defined in the Merger Agreement) as set forth opposite such Stockholder’s name on Exhibit A hereto (all such securities and any underlying securities of the Parent of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Securities”);

WHEREAS, the Stockholders are entering into this Agreement as an inducement and a condition to the willingness of the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by the Company in connection therewith; and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.     Definitions

Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given in the Merger Agreement.

Section 1.02    Interpretations. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) references herein to a specific Section or Subsection shall refer, respectively, to Sections and Subsections of this Agreement; (iv) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (v) references herein to any gender shall include each other gender; (vi) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (vii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; and (viii) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

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ARTICLE II.     Agreement to Vote

Section 2.01    Agreement to Vote. Subject to the terms and conditions herein, during the Term (as defined below) and for as long as any Stockholder holds any Securities, whether owned as of the Effective Date or hereafter acquired, to the extent permitted by applicable Law, each Stockholder hereby unconditionally and irrevocably agrees to vote or consent (or cause to be voted or consented) all such Securities “FOR” the approval of, and to approve, each of: (i) the conversion of the Parent Convertible Preferred Stock into Parent Common Stock and the associated issuances of shares of Parent Common Stock to the Company Stockholders; (ii) the “change of control” of Parent for purposes of Rule 5635(b) of The Nasdaq Stock Market; (iii) the approval of the adoption by Parent of the Azio AI Holdings, Inc. 2026 Equity Incentive Plan; and (iv) the approval and adoption of the Amended and Restated Certificate (as defined in the Merger Agreement) (such matters described in clauses (i) through (iv) being collectively referred to herein as the “Approval Matters”), at any duly called meeting of the stockholders of Parent (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Parent requested by the Board of Directors of the Parent; and each Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause the Securities held by such Stockholder to be counted as present at the meeting for purposes of establishing a quorum, and shall vote or consent (or cause to be voted or consented), in person or by proxy, all of the Securities held by such Stockholder in such manner as set forth in this Section 2.01.

Section 2.02    Term. This Agreement and the obligations of the Parties herein shall remain in effect for a period from the Effective Date until the earlier to occur of (i) the one year anniversary of the Effective Date, (ii) the first Business Day following the date that all of the Approval Matters have been duly approved by the affirmative vote of the requisite holders of Parent Common Stock at a duly called and held meeting of the stockholders of Parent (or any adjournment or postponement thereof) or by written consent in lieu thereof; (iii) the date on which the Merger Agreement is validly terminated in accordance with its terms; or (iv) the mutual written agreement of the Company, Parent (acting only upon the prior written approval of the Chief Executive Officer of Parent), and all of the Stockholders to terminate this Agreement.

Section 2.03    Transfer of Securities. Except as may be required by applicable Law, during the Term, each Stockholder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement pursuant to a written joinder agreement in form and substance reasonably satisfactory to the Company), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees to be bound by this Agreement pursuant to a written joinder agreement in form and substance reasonably satisfactory to the Company), or (d) take any action that would have the effect of preventing or disabling the Party from performing its obligations hereunder. Notwithstanding the foregoing, each Stockholder may make the following transfers without the consent of the Company or Parent (each, a "Permitted Transfer"):

(a)	transfers by will, intestate succession, or other transfers by operation of law;

(b)

transfers to any member of such Stockholder's immediate family (including spouse, children, siblings, and parents) or to any trust, partnership, limited liability company, or similar entity established solely for the benefit of such Stockholder or such Stockholder's immediate family members, for estate planning purposes;

(c)

with respect to any equity awards issued under the Company's equity incentive plan held by a Stockholder that are outstanding during the Term, transfers, sales, or other dispositions of Securities (i) as payment of the applicable exercise price of such equity awards or (ii) as payment for applicable tax withholding obligations in connection with the exercise, vesting, or settlement of such equity awards; and

2

(d)	transfers to any entity that is wholly owned and controlled by such Stockholder;

provided that, in each case of clauses (a), (b), and (d), (A) prior to such Permitted Transfer becoming effective, the transferee executes a written joinder to this Agreement in form and substance reasonably satisfactory to the Company, pursuant to which the transferee agrees to be bound by all obligations of the Stockholder hereunder, and (B) the transferring Stockholder shall remain liable for any failure of the transferee to comply with its obligations under this Agreement following such Permitted Transfer. Any action taken in violation of this Section 2.03 (other than a Permitted Transfer) shall be null and void ab initio.

Section 2.04    Representations and Warranties. Each Party represents and warrants to each other Party as follows:

(a)

Such Party is a natural person or is an entity duly organized and in good standing in the jurisdiction of its organization, and has the requisite power and authority to enter into and perform this Agreement and the transaction contemplated herein. The execution, delivery and performance of this Agreement by such Party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Party is required.

(b)

The execution, delivery, and performance of this Agreement by such Party do not and will not (i) conflict with or violate any provision of such Party's organizational documents (if applicable), (ii) result in any violation of or default under, or give rise to any right of termination, cancellation, or acceleration under, any agreement, contract, commitment, or arrangement to which such Party is a party or by which such Party or any of such Party's Securities is bound, or (iii) violate any applicable law, rule, regulation, order, judgment, or decree applicable to such Party or such Party's Securities.

(c)

This Agreement has been duly authorized, executed and delivered by such Party and upon execution of this Agreement constitutes a valid and binding obligation of such Party enforceable against such Party in accordance with the terms hereof and thereof, except that such enforceability may be limited by the Enforceability Exceptions.

Section 2.05    Representations and Warranties of Each Stockholder. Each Stockholder represents and warrants that such Stockholder owns of record and has good, valid and marketable title to the Securities set forth opposite such Stockholder’s name on Exhibit A free and clear of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws) and has the sole power (as currently in effect) to vote such Securities, and such Stockholder does not own, directly or indirectly, any other Securities of the Parent or any equity securities of any subsidiary of the Parent.

ARTICLE III.    Miscellaneous

Section 3.01    Notices. Any notices to the Company or Parent hereunder shall be given in accordance with the provisions of the Merger Agreement. Any notices to a Stockholder hereunder shall be given directly to such Stockholder at the Parent’s address and email address set forth opposite such Stockholder's name on Exhibit B attached hereto, with a copy to Parent in accordance with the provisions of the Merger Agreement.

Section 3.02    Fees and Expenses. Other than as specifically set forth herein or in the Merger Agreement, each Party shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated herein.

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Section 3.03    Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended only on the written agreement of the Company, Parent (acting only upon the prior written approval of the Chief Executive Officer of Parent), and the Stockholder(s) directly affected by such amendment; provided that any amendment that affects the rights or obligations of all Stockholders equally shall require the written agreement of the Company, Parent (acting only upon the prior written approval of the Chief Executive Officer of Parent), and Stockholders holding a majority of the Securities subject to this Agreement at the time of such amendment; provided further that any amendment to the rights or obligations of any individual Stockholder in a manner disproportionate to other Stockholders shall require the written consent of such affected Stockholder.

Section 3.04    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties. Subject to the preceding sentence, this Agreement shall (i) be binding upon the Parties and their respective successors and permitted assigns and (ii) shall inure to the benefit of the Parties and their respective successors and permitted assigns. Following the consummation of the Mergers, any reference herein to the “Company” shall be deemed a reference to the Surviving Entity.

Section 3.05    Entire Agreement. This Agreement and the Merger Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Merger Agreement, the terms of the Merger Agreement shall control and govern with respect to such conflict or inconsistency.

Section 3.06    Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 3.07    Governing Law. This Agreement and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, without application of the conflicts of laws provisions and as applied to agreements performed wholly within the State of Delaware.

Section 3.08    Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(a)

In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively by the courts referred to in clause (i) of this Section 3.08(a); (iii) waives any objection to laying venue in any such action or proceeding in such courts; (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (v) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.01 or in any other matter permitted by applicable Law; and (vi) irrevocably and unconditionally waives the right to trial by jury.

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(b)

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.08(B). EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THE WAIVER IN THIS SECTION 3.08(B) BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF SUCH WAIVER AND GRANTS SUCH WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

Section 3.09    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement or any Ancillary Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such Party is entitled at law or in equity. In the event that specific performance is granted to a Party pursuant to the terms and conditions herein, such Party shall also be entitled to be awarded its costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance. The preceding sentence will not limit the right or ability of a Party seeking specific performance to recover damages, costs or expenses, under another provision of this Agreement or of any other Ancillary Agreement or any other document or agreement related hereto.

Section 3.10    No Consequential Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any Ancillary Agreement or any provision hereof or thereof or any matter otherwise relating hereto or thereto or arising in connection herewith or therewith.

Section 3.11    Third Party Beneficiaries. Other than as specifically set forth herein, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

Section 3.12    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 3.13    Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 3.14    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the Effective Date.

Azio AI Corporation

By:
Name:	Chris Young
Title:	Chief Executive Officer

Envirotech Vehicles, Inc.

By:
Name:	Jason Maddox
Title:	President and Interim Chief Financial Officer

Phillip W. Oldridge

By:
Name:	Phillip W. Oldridge

Michael A. Di Pietro

By:
Name:	Michael A. Di Pietro

Terri White Elk

By:
Name:	Terri White Elk

Jason Maddox

By:
Name:	Jason Maddox

6

Elgin Tracy

By:
Name:	Elgin Tracy

Merrick Alpert

By:
Name:	Merrick Alpert

7

Exhibit A

Securities

[Intentionally Omitted]

8

Exhibit B

[Intentionally Omitted]

9

Exhibit B

Azio AI Holdings, Inc. 2026 Equity Incentive Plan

(Attached)

Azio AI Holdings, Inc.

2026 Equity Incentive Plan

i

Section 4.14	Amendment and Termination of this Plan.	26
Section 4.15	Conditions Upon Issuance of Shares.	26
Section 4.16	Shareholder Approval.	26
Section 4.17	Retirement and Welfare Plans.	26
Section 4.18	Beneficiary Designation.	26
Section 4.19	Severability.	27
Section 4.20	No Constraint on Corporate Action.	27
Section 4.21	Unfunded Obligation.	27
Section 4.22	Choice of Law.	27
Section 4.23	Substitution of Stock-Based Awards.	27

ii

Azio AI Holdings, Inc. 2026 Equity Incentive Plan

Article I.    Purposes and Definitions

Section 1.01    Purposes of this Plan; Structure.

(a)

The purposes of this Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to provide additional incentive to Employees, Directors and Consultants, and (ii) to promote the success of the Company’s business.

(b)

This Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards and Other Stock-Based Awards.

Section 1.02    Definitions.

In addition to the other terms defined herein, as used herein the following definitions will apply:

(a)	“Administrator” means the Board or any of its Committees as will be administering this Plan, in accordance with Section 2.02.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)

“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under this Plan.

(d)

“Award” means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, or Cash-Based Award or Other Stock-Based Award granted under this Plan. No Award granted under the Plan shall include any provision for automatic “reload” grants of additional Awards.

(e)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan, which Award Agreement shall be is subject to the terms and conditions of this Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 3.06.

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(h)

“Change in Control” means, except as may be otherwise prescribed by the Administrator in an Award Agreement made under this Plan or as otherwise provided in another plan or agreement applicable to the Participant, the occurrence of any of the following events, subject to the provisions of Section 1.03:

(i)

Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this Section 1.02(h)(i), the acquisition of additional stock by any one Person, who immediately prior to such acquisition is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the shareholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 1.02(h)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities.

(ii)

Board Turnover. Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this Section 1.02(h)(ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest or the use of any proxy access procedures in the Company’s organizational documents with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(iii)

Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this Section 1.02(h)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s shareholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (B)(3) of this Section 1.02(h)(iii). For purposes of this Section 1.02(h)(iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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(iv)

Reorganization, Merger or Consolidation. A consummation of a reorganization, merger or consolidation (a “Business Combination”), excluding, however, such a Business Combination pursuant to which: (A) the individuals and entities who were the beneficial owners of the total voting power of the stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (B) no Person (excluding any Person who immediately prior to such Business Combination is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. Notwithstanding the foregoing, the Closing (as defined in the Amended and Restated Agreement and Plan of Merger, entered into as of July 2, 2026 by and among (i) Azio AI Corporation, a Delaware corporation; (ii) Envirotech Vehicles, Inc., a Delaware corporation; (iii) EV-AZ Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary Envirotech Vehicles, Inc., and (iv) Azio AI, LLC, a Delaware limited liability company and a wholly owned subsidiary of Envirotech Vehicles, Inc. (the “Closing”) shall not constitute a Change in Control.

(i)

“Code” means the Internal Revenue Code of 1986, as amended, and reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(j)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 2.02.

(k)	“Common Stock” means the common stock, par value $0.00001 per share, of the Company, or any other class of stock into which the common stock is reclassified after the date of this Plan.

(l)	“Company” means Azio AI Holdings, Inc., a Delaware corporation, or any successor thereto.

(m)

“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

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(n)

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(o)	“Director” means a member of the Board.

(p)

“Disability” means, except as otherwise provided by the Administrator in the applicable Award Agreement, total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Administrator or as otherwise provided by this Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(r)	“Effective Date” means the date of approval and adoption of this Plan by the Board and the shareholders of the Company.

(s)

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company, provided that neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or any Parent or Subsidiary of the Company.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

If the Common Stock is listed on any established stock exchange or a national market system (other than an over-the counter market, which will not be considered an established stock exchange of national market system for the purposes of this definition), including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(ii)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator; and

(iv)

The Administrator is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Agreement and is in compliance with the fair market value pricing rules set forth in Code Section 409A.

(v)	“Fiscal Year” means the fiscal year of the Company.

(w)

“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(x)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Option” means a stock option granted pursuant to this Plan.

(aa)	“Outside Director” means a Director who is not an Employee.

(bb)	“Other Stock-Based Award” means an Award denominated in Shares and granted pursuant to Section 3.06.

(cc)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(dd)	“Participant” means the holder of an outstanding Award.

(ee)	“Performance Award” means an Award of Performance Shares or Performance Units.

(ff)

“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 3.05.

(gg)

 “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 3.05.

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(hh)

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(jj)	“Prior Plan” means the Envirotech Vehicles, Inc. 2017 Equity Incentive Plan, as amended.

(kk)	“Plan” means this 2026 Equity Incentive Plan.

(ll)	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 3.03, or issued pursuant to the early exercise of an Option.

(mm)

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 3.04. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to this Plan.

(oo)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(pp)	“Securities Act” means the Securities Act of 1933, as amended.

(qq)	“Service Provider” means an Employee, Director or Consultant.

(rr)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 4.05.

(ss)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 3.02 is designated as a Stock Appreciation Right.

(tt)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter exist‐ing, as defined in Code Section 424(f).

Section 1.03    Additional Interpretations. For purposes of Section 1.02(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

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Article II.    Stock Subject to this Plan; Administration.

Section 2.01    Stock Subject to this Plan.

(a)

Subject to the provisions of Section 2.01(b) and Section 4.05, the maximum aggregate number of Shares that may be subject to Awards and issued or transferred under this Plan is 14,5000,000 shares of Common Stock (“Shares”). The Shares may be authorized but unissued, or reacquired Common Stock. Shares underlying any portion of an award granted under the Prior Plan that, following the Effective Date, is terminated by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available for the grant of new Awards under the Plan. The maximum aggregate number of Shares set forth above in the first sentence of this Section 2.01(a) shall be reduced by any Shares underlying awards granted under the Prior Plan on or following [_______________] and prior to the Effective Date.

(b)

If an Award expires or becomes un-exercisable without having been exercised in full or, with respect to other Awards, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under this Plan (unless this Plan has terminated). With respect to the exercise of Stock Appreciation Rights and Options, the gross Shares covered by such exercise will cease to be available under this Plan. Shares that have actually been issued under this Plan under any Award will not be returned to this Plan and will not become available for future distribution under this Plan; provided, however, that if Shares issued pursuant to Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under this Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholdings related to an Award will not become available for future grant or sale under this Plan. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 4.05, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 2.01(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under this Plan pursuant to this Section 2.01(b).

(c)	The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan.

Section 2.02    Administration of this Plan.

(a)	Procedure.

(i)

Administrative Bodies. To the extent required by Applicable Laws, the Compensation Committee of the Board shall administer this Plan. To the extent permitted by Applicable Laws different Committees with respect to different groups of Service Providers may administer this Plan.

(ii)

Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)	Other Administration. Other than as provided above, this Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

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(b)

Powers of the Administrator. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under this Plan;

(v)

to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder, with such terms and conditions including, but not being limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)	to determine whether an Award will be settled in Shares, cash, other property or in any combination thereof;

(vii)	to construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

(viii)

to prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(ix)

to modify or amend each Award (subject to Section 4.14(b)), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no case will an Option or Stock Appreciation Right be extended beyond its original maximum term;

(x)	to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 4.06(b);

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award, to the extent permitted under Code Section 409A;

(xiii)

to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and to make all other determinations and take such other actions with respect to this Plan or any Award as the Administrator may deem advisable to the extent not inconsistent with the provisions of this Plan or applicable law; and

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(xiv)	to make all other determinations deemed necessary or advisable for administering this Plan.

(c)

Option or Stock Appreciation Right Repricing. Except in connection with a corporate transaction or event described in Section 4.05(a), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or cancel outstanding “underwater” Options or Stock Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Options or Stock Appreciation Rights) in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, as applicable, without approval of the Company’s stockholders. This Section 2.02(c) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4.05(a). Notwithstanding any provision of this Plan to the contrary, this Section 2.02(c) may not be amended without approval of the Company’s stockholders.

(d)

Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws

Section 2.03    Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

Section 2.04    Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Administrator or as officers or employees of the Company or any of its Affiliates, to the extent permitted by applicable law and the Company’s organizational documents, members of the Board or the Administrator and any officers or employees of the Company or any of its Affiliates to whom authority to act for the Board, the Administrator or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

Article III.    Awards.

Section 3.01    Stock Options.

(a)

Grant of Options. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b)

Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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(c)

Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 3.01(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d)

Term of Option. The term of each Option will be stated in the Award Agreement. In the case of any Option, the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1)	In the case of an Incentive Stock Option:

(A)

granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share (or the fair market value per Share as determined in accordance with Treas. Reg. 1.409A-1(b)(5)(iv)(A)) on the date of grant;

(B)

granted to any Employee other than an Employee described in Section 3.01(e)(i)(1)(A), the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant;

(2)

In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant (or the fair market value per Share as determined in accordance with Treas. Reg. 1.409A-1(b)(5)(iv)(A)).

(3)

Notwithstanding the foregoing provisions of this Section 3.01(e), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

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(ii)

Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)

Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) to the extent permitted by Applicable Laws, consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with this Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company. A promissory note may not be used as a form of consideration for exercising an Option.

(f)	Exercise of Option.

(i)

Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.05. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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(ii)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to this Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to this Plan.

(iii)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to this Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to this Plan.

(iv)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to this Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to this Plan. .

Section 3.02    Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to a Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.05.

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(b)	Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c)

Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 3.02(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan. Stock Appreciation Rights which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement, specifying the number of Stock Appreciation Rights to be exercised and the date on which such Stock Appreciation Rights were awarded and vested.

(d)

Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)

Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 3.01(d) relating to the maximum term and Section 3.01(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)

Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

(g)

Deemed Exercise of Stock Appreciation Rights. If, on the date on which a Stock Appreciation Rights would otherwise terminate or expire, the Stock Appreciation Right by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such Stock Appreciation Right, then any portion of such Stock Appreciation Right which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

Section 3.03    Restricted Stock.

(a)

Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

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(b)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 3.03 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions. Except as otherwise provided in this Section 3.03, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. To the extent permitted under Applicable Laws, any such dividends or distributions will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

Section 3.04    Restricted Stock Units.

(a)

Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under this Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)

Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c)

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator or as set forth in the applicable Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

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(d)

Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)

Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Administrator. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award.

(f)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

Section 3.05    Performance Units and Performance Shares.

(a)

Issuance. Performance Awards may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

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(d)

Performance Targets and Goals. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion (“Performance Goals”). Performance Goals shall be established by the Administrator on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i)

Performance Measures. Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Administrator prior to the grant of the Performance Award. As specified by the Administrator, Performance Measures may be calculated with respect to the Company and its Subsidiaries consolidated therewith for financial reporting purposes, one or more Subsidiaries or such division or other business unit of any of them selected by the Administrator. Unless otherwise determined by the Administrator prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Administrator, occurring after the establishment of the Performance Goals applicable to the Performance Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Administrator may in its discretion modify such Performance Measures or the goals or actual levels of achievement regarding the Performance Measures, in whole or in part, as the Administrator deems appropriate and equitable. Performance Measures may be based upon one or more of the following, as determined by the Administrator, or such criteria as the Administrator may determine: (1) revenue; (2) sales; (3) expenses; (4) operating income; (5) gross margin; (6) operating margin; (7) earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; (8) pre-tax profit; (9) net operating income; (10) net income; (11) economic value added; (12) free cash flow; (13) operating cash flow; (14) balance of cash, cash equivalents and marketable securities; (15) stock price; (16) earnings per share; (17) return on shareholder equity; (18) return on capital; (19) return on assets; (20) return on investment; (21) total shareholder return; (22) employee satisfaction; (23) employee retention; (24) market share; (25) customer satisfaction; (26) product development; (27) research and development expenses; (28) completion of an identified special project; and (29) completion of a joint venture or other corporate transaction.

(ii)

Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Administrator.

(e)

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

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(f)

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units or Performance Shares will be made at the time provided for in the applicable Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(g)

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares will be forfeited to the Company, and again will be available for grant under this Plan.

(h)

Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Share Awards until the date of the issuance of such Shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Administrator. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalent Rights shall not be paid with respect to Performance Units.

Section 3.06    Cash-Based Awards and Other Stock-Based Awards. Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Administrator shall establish. Such Award Agreements may incorporate all or any of the terms of this Plan by reference and shall comply with and be subject to the following terms and conditions.

(a)

Grant of Cash-Based Awards. Subject to the provisions of this Plan, the Administrator, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Administrator may determine.

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(b)

Grant of Other Stock-Based Awards. The Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Administrator) in such amounts and subject to such terms and conditions as the Administrator shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of a Share and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(c)

Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Administrator. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on such Shares, as determined by the Administrator. The Administrator may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 3.05, as shall be established by the Administrator and set forth in the Award Agreement evidencing such Award. If the Administrator exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant may depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 3.05.

(d)

Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or other securities or any combination thereof as the Administrator determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 3.05. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Code Section 409A.

(e)

Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to Shares represented by Other Stock-Based Awards until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 3.04(e). Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.

(f)

Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Administrator may impose such additional restrictions on any Shares issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any state securities laws or foreign law applicable to such Shares.

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Section 3.07    Form of Award Agreements. In the event of a conflict between the terms of any Award Agreement and the provisions in the body of this Plan, the provisions in the body of this Plan shall control.

Article IV.    Additional Provisions Applicable to this Plan and Awards

Section 4.01    Outside Director Compensation Limit; Minimum Vesting Requirement. Notwithstanding anything to the contrary contained in this Plan, in no event will any Outside Director in any one calendar year be granted compensation, including cash compensation, for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $750,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the Director in his or her capacity as an executive officer or employee of the Company. Notwithstanding any other provision of the Plan to the contrary, no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date of grant of such Award; provided, however, that the foregoing minimum vesting requirement shall not apply to: (i) Awards granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines; (ii) Awards granted to Outside Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of the Company’s stockholders, provided that such next annual meeting is held at least 50 weeks after the immediately preceding year’s annual meeting; (iii) any additional Awards the Committee may grant covering, in the aggregate, a number of Shares not to exceed five percent (5%) of the total number of Shares reserved and available for issuance under the Plan as of the Effective Date (subject to adjustment under Section 4.05) and (iv) any Awards granted pursuant to agreements entered into, and contingent on, the Closing. Nothing in this Section 4.01 shall limit or restrict the Administrator’s discretion to accelerate the vesting of any Award in connection with or following a Participant’s termination of service or in connection with a Change in Control, in each case to the extent permitted under the Plan.

Section 4.02    Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. This Plan and each Award Agreement under this Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.

19

Section 4.03    Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

Section 4.04    Limited Transferability of Awards. Unless determined otherwise by the Administrator in compliance with Code Section 409A, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. For the avoidance of doubt, Awards may not be transferred to financial institutions.

Section 4.05    Adjustments; Dissolution, Merger, Etc.

(a)

Adjustments. In the event that any extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, split-off, spin-out, combination, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company, partial or complete liquidation or distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction having an effect similar to any of the foregoing occurs, the Administrator, to the extent equitably required in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, will adjust the number and class of shares of stock that may be delivered under this Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, other Award terms, and the numerical Share limits of Section 2.01; provided, however, that any such adjustment to the number of Shares that may be issued with respect to Incentive Stock Options set forth in Section 2.01(b) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, settled, or otherwise paid out, an Award will terminate immediately prior to the consummation of such proposed action, and any portion of an Award that remains subject to vesting or other forfeiture conditions as of such time will be forfeited without consideration.

(c)	Change in Control.

(i)

Except as otherwise set forth in an Award Agreement, in the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an Affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices.

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(ii)

In the event of a Change in Control where the successor corporation does not assume or substitute for the Award (or portion thereof), a Participant who is not an Outside Director will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

(iii)

For the purposes of this Section 4.05(c) and Section 4.05(d), unless otherwise provided in an applicable Award Agreement, an Award (for purposes of this Section 4.05(c)(iii), a “Replaced Award”) will be considered assumed or substituted if the award immediately after such replacement or substitution: (A) is of the same or a substantially similar type as the Replaced Award; (B) has a value at least equal to the value of the Replaced Award; (C) either is denominated in cash or relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (D) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, has tax consequences to such Participant under the Code that are generally no less favorable to such Participant than the tax consequences of the Replaced Award (provided that the Company does not guarantee any particular tax treatment with respect to any assumption or substitution award described in this Section 4.05(c)(iii)); and (E) has other terms and conditions which are generally no less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of employment or change in control). An assumption or substitution award described in this Section 4.05(c)(iii) may be granted only to the extent it does not result in the Replaced Award or such replacement or substitution award failing to comply with or be exempt from Code Section 409A. Without limiting the generality of the foregoing, the assumption or substitution award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 4.05(c)(iii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iv)

Notwithstanding anything in this Section 4.05(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section 4.05(c) will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

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(v)

The Administrator may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Code Section 409A, any other applicable provisions of the Code.

(d)

Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable.

Section 4.06    Tax Withholding.

(a)

Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligation is due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, non-U.S. or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, and subject to Applicable Laws, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

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Section 4.07    Compliance with Securities Laws. The grant of Awards and the issuance of Shares pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

Section 4.08    No Effect on Employment or Service. Neither this Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

Section 4.09    Repurchase Rights. Shares issued under this Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Administrator in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

Section 4.10    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

Section 4.11    Forfeiture Events.

(a)

Any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Administrator in accordance with (i) any Company clawback or recoupment policy or policies as adopted from time to time, including any policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise (in each case, the “Clawback Policy”), or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Code Section 409A. The Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 4.11 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

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(b)

Notwithstanding any other provision of this Plan, if the Participant’s service to the Company or any of its Affiliates as a Service Provider is terminated or ceases for any reason, then any Award which has not vested as of such time in accordance with its terms shall automatically be forfeited and cancelled and shall cease to vest, be exercisable or otherwise provide any benefit to Participant, provided that such provision may be modified in any Award Agreement.

(c)

The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of additional of specified events as determined by the Administrator, in addition to any otherwise applicable vesting or performance conditions of an Award.

Section 4.12    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

Section 4.13    Term of Plan. This Plan will become effective upon the Effective Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 4.14. Upon its effectiveness, the Plan shall supersede the Prior Plan such that no further awards shall be made under the Prior Plan. The Plan shall not, in any way, affect awards under the Prior Plan that are outstanding as of the Effective Date.

Section 4.14    Amendment and Termination of this Plan.

(a)	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate this Plan.

(b)	Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

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(c)

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of this Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, except in the case of adjustments made pursuant to Section 4.05. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination.

Section 4.15    Conditions Upon Issuance of Shares.

(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

Section 4.16    Shareholder Approval. This Plan will be presented for approval by the shareholders of the Company within twelve (12) months after the date this Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. No Option granted under this Plan may be treated as an Incentive Stock Option if this Plan is not approved by shareholders of the Company within twelve (12) months after the date this Plan is adopted by the Board.

Section 4.17    Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any of its Affiliates’ retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Section 4.18    Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under this Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

Section 4.19    Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of this Plan shall not in any way be affected or impaired thereby.

Section 4.20    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or any of its Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company any of its Affiliates to take any action which such entity deems to be necessary or appropriate.

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Section 4.21    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to this Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any of its Affiliates shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any of its Affiliates and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or any of its Affiliates. The Participants shall have no claim against the Company or any of its Affiliates for any changes in the value of any assets which may be invested or reinvested by the Company with respect to this Plan.

Section 4.22    Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Plan and each Award Agreement, and any and all claims, proceedings or causes of action relating to this Plan or any Award Agreement or arising from this this Plan or any Award Agreement or the transactions contemplated herein or therein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

Section 4.23    Substitution of Stock-Based Awards. Notwithstanding anything in this Plan to the contrary:

(a)

Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)

In the event that a company acquired by the Company or any Subsidiary of the Company or with which the Company or any Subsidiary of the Company merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary of the Company prior to such acquisition or merger.

(c)

Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Section 4.23(a) or Section 4.23(b) will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limit contained in Section 2.01, except as otherwise provided in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Section 4.23(a) or Section 4.23(b), will be added to the aggregate limit contained in Section 2.01 of this Plan.

***

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Exhibit C

Amended and Restated Certificate of Incorporation

(Attached)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

Envirotech Vehicles, Inc.

Envirotech Vehicles, Inc., a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Envirotech Vehicles, Inc. (the “Corporation”).

2.

The Corporation’s original Certificate of Incorporation (the “Original Certificate”) was filed in the office of the Secretary of State of the State of Delaware on November 29, 2016 under the name ADOMANI, Inc.

3.

The Original Certificate was amended and restated in its entirety by the Amended and Restated Certificate of Incorporation as filed in the office of the Secretary of State of the State of Delaware on June 9, 2017 (the “A&R Certificate”).

4.

The A&R Certificate was amended by a Certificate of Amendment as filed in the office of the Secretary of State of the State of Delaware on May 26, 2021 (“Amendment No. 1”), changing the name of the Corporation to Envirotech Vehicles, Inc.

5.	The A&R Certificate was amended by a Certificate of Amendment as filed in the office of the Secretary of State of the State of Delaware on June 24, 2022 (“Amendment No. 2”).

6.	The A&R Certificate was amended by a Certificate of Amendment as filed in the office of the Secretary of State of the State of Delaware on August 6, 2025 ( “Amendment No. 3”).

7.	The A&R Certificate, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 is referred to herein as the “Current Certificate”.

8.	This Amended and Restated Certificate of Incorporation restates, integrates and amends the Current Certificate as set forth herein.

9.

This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the directors and by the stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228 and 242 of the Delaware General Corporation Law (the “DGCL”).

10.	The text of the Current Certificate is hereby amended and restated in its entirety to read as follows:

Section 1.    Name. The name of the corporation is Azio AI Holdings, Inc. (the “Corporation”).

Section 2.  Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent, 19901. The name of the registered agent at such address is Incorporating Services, Ltd..

Section 3.    Purpose; Business and Powers. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

Section 4.    Capital Stock.

(a)

Classes and Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue shall be three hundred and fifty-five million (355,000,000), of which three hundred and fifty million (350,000,000) shall be shares of common stock, par value of $0.00001 per share (the “Common Stock”), and of which five million (5,000,000) shares shall be preferred stock, par value of $0.00001 per share (the “Preferred Stock”).

(b)	Powers and Rights of Common Stock.

(i)

Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.

(ii)

Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name.

(iii)	Dividends and Distributions.

(A)

Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available therefore; and

(B)

Other Dividends and Distributions. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.

(iv)

Other Rights. Except as otherwise required by the DGCL and as may otherwise be provided in this Amended and Restated Certificate of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation, dissolution or winding up the affairs of the Corporation, whether voluntary or involuntary.

(c)

Classes of Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

(ii)	the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;

(iii)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

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(iv)	whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;

(v)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(vi)

the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;

(vii)	the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;

(viii)	the provisions, if any, of a sinking fund applicable to such series; and

(ix)	any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.

(d)

Issuance of the Common Stock and the Preferred Stock. The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Amended and Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

(e)	Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

(f)

One Class. Except as otherwise required by the DGCL, this Amended and Restated Certificate of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all mattes submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

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(g)

Section 242(b)(2) Election. For the avoidance of doubt, the intent of Section 1(f) is, and the operation of Section 1(f) shall be, that, without limitation, (i) the number of authorized shares of Common Stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required; and (ii) unless otherwise set forth in a certificate of designations for the applicable class of Preferred Stock, the number of authorized shares of any class of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, with no vote of any holders of a particular class of stock, voting as a separate class, being required.

(h)

No Additional Vote. The Common Stock shall not be entitled to vote on any amendment to a certificate of designations for any class of Preferred Stock if the holders of such affected class of Preferred Stock are entitled to vote on the amendment. No series or class or Preferred Stock shall be entitled to vote on any amendment to a certificate of designations for any other series or class of Preferred Stock if the holders of such other affected series or class of Preferred Stock are entitled to vote on the amendment.

Section 5.    Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and subject to Section 6, the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

Section 6.    Shareholder Amendment of Bylaws. Notwithstanding Section 5, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Section 7.    Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the number of directors of the Corporation may be amended from time to time as set forth in the Bylaws. The exact number of directors shall be fixed from time to time by the Board pursuant to resolution adopted by a majority of the full Board. Directors need not be stockholders.

Section 8.    Powers of Board. In addition to the powers and authority conferred upon the Board by statute, this Amended and Restated Certificate of Incorporation or the Bylaws, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Amended and Restated Certificate of Incorporation, and of the Bylaws of the Corporation.

Section 9.    [Reserved]

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Section 10.    Term of Board of Directors. Except as otherwise required by applicable law, each director shall serve for a term ending at the next succeeding annual meeting, provided that, notwithstanding the foregoing provisions of this Section 10 each director shall serve until their successor is elected and qualified or until his or her earlier death, resignation or removal. All directors shall have equal standing. Notwithstanding the foregoing provisions of this Section 10, no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board establishing such class or series.

Section 11.    Vacancies on Board of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

Section 12.    Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Section 13.    Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called annual meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Amended and Restated Certificate of Incorporation have been satisfied.

Section 14.    Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.

Section 15.    Term of Existence. The Corporation is to have perpetual existence.

Section 16.    Liability of Directors and Officers. To the maximum extent permitted by the DGCL, no director or officer (as defined in Section 102(b)(7) of the DGCL) of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary duty, including without limitation, the duty of care, as a director or officer involving any act or omission of any such director or officer, provided that the foregoing provision shall not eliminate or limit the liability (i) of a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) of a director or officer for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the DGCL (or any successor statute or section thereto); (iv) of a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) of an officer in any action by or in the right of the Corporation. Any repeal or modification of this Section 16 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

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Section 17.    Indemnification.

(a)

Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 17(c) and Section 17(j), the Corporation shall, to the fullest extent permitted by the DGCL and applicable Delaware law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)

Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 17(c) and Section 17(j), the Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Delaware or such other court shall deem proper.

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(c)

Authorization of Indemnification. Any indemnification or defense under this Section 17 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 17(a) or Section 17(b), as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (i) by directors constituting a majority of the Board and who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority of the Board and who are not parties to such action, suit or proceeding, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 17(a) or Section 17(b) or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

(d)

Good Faith Defined. For purposes of any determination under Section 17(b), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 17(d) shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 17(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 17(a) or Section 17(b), as the case may be.

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(e)

Expenses Payable in Advance. Expenses, including attorneys’ fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 17(a) or Section 17(b) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 17.

(f)

Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 17(a) or Section 17(b) shall be made to the fullest extent permitted by applicable law. The provisions of this Section 17 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 17(a) or Section 17(b) but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

(g)

Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Section 17.

(h)

Certain Definitions. For purposes of this Section 17 references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 17 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 17, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 16.

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(i)

Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Section 17 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j)	Exclusions. Notwithstanding any provision herein, the Corporation shall not be obligated to make any indemnity in connection with any proceeding (or any part of any proceeding):

(i)

for which payment has actually been made to or on behalf of the person entitled to indemnification hereunder (the “Indemnitee”) under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(ii)

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(iii)

for any reimbursement of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(iv)

initiated by Indemnitee, including any proceeding (or any part of any proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Corporation’s board of directors authorized the proceeding (or the relevant part of the proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise authorized in Section 17(e); or (iv) otherwise required by applicable law; or

(v)	if prohibited by applicable law or the rules and regulations of any securities exchange or stock market on which the securities of the Corporation are listed or available for trading.

(b)

Limitations on Attorneys’ Fees.  Notwithstanding any provision herein, no attorneys’ fees or costs shall be payable to any prevailing party, and such party shall not be entitled to recover from the Corporation or any other party, attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of any “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.

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(k)	Contract Rights.

(i)

The obligations of the Corporation under this Section 17 to indemnify, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Section 17 shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(ii)

If a claim under Section 17(a), Section 17(b) or Section 17(e) is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

(l)

Indemnification Agreements. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

(m)

Repeal or Amendment. Any repeal or modification of this Section 17 shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Section 17 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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Section 18.    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including, in each case, any and all claims brought either directly or derivatively.

Section 19.    Headings. The headings contained herein are for convenience only, do not constitute a part of this Amended and Restated Certificate of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of the [_____] day of [____________], 2026.

By:
Name:
Title:	Chief Executive Officer

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Exhibit D

Amended and Restated Bylaws

(Attached)

AMENDED AND RESTATED BYLAWS

Of

Azio AI Holdings, Inc.

a Delaware corporation

Adopted [_____], 2026

1.

Offices. Azio AI Holdings, Inc. (the “Corporation”) may have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by applicable law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

2.	Meetings of Stockholders.

2.1.

Annual Meetings. The annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such time and date and place as the Board, by resolution, shall determine and as set forth in the notice of the meeting and shall be held at such place, either within or without the State of Delaware. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

2.2.

Deferred Meeting for Election of Directors, etc. If the annual meeting of stockholders for the election of directors and the transaction of other business is not held within the time specified in Section 2.1, the Board shall call a special meeting of stockholders for the election of directors and the transaction of other business as soon thereafter as convenient.

2.3.

Other Special Meetings. A special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may only be called by the Board and may be called at any time by the Board. At any special meeting of stockholders, only such business may be transacted as is related to the purpose(s) of such meeting set forth in the notice thereof given pursuant to Section 2.5 or in any waiver of notice thereof given pursuant to Section 2.6.

2.4.

Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as of the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. If no such record date is fixed:

(a)

The record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b)

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

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(c)

The record date for determining stockholders for any purpose other than those specified in Sections 2.4(a) and Section 2.4(b) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

2.5.

Notice of Meetings of Stockholders; Location. Except as otherwise provided in Section 2.4 and Section 2.6, whenever under any provision of the Delaware General Corporation Law (as the same may be amended and supplemented from time to time, and including any successor provision thereto, the “DGCL”), the Certificate of Incorporation of the Corporation (as the same may be amended, supplemented and/or restated from time to time, the “Certificate”) or these Bylaws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called. Except as otherwise provided by any provision of the DGCL, a copy of the notice of any meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to notice of, or to vote at, such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and, at the adjourned meeting, any business may be transacted that might have been transacted at the meeting originally called. If, however, the adjournment is for more than 60 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Board may designate the place of meeting for any meeting of Stockholders. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the DGCL

2.6.

Waivers of Notice. Whenever notice is required to be given to the stockholders under any provision of the DGCL, or the Certificate or these Bylaws, a written waiver thereof, signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

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2.7.

Quorum of Stockholders; Adjournment; Postponement. The holders of a majority of the voting power, present, in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of any business at such meeting, except where otherwise provided by any provision of the DGCL. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The Chairman, or the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjournment meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Any previously scheduled meeting of stockholders may be postponed, and any previously scheduled special meeting of Stockholders may be canceled, by the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

2.8.	Voting; Proxies.

(a)

Unless otherwise provided in the Certificate, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 2.4. If the Certificate provides for more or less than one vote for any share on any matter, every reference in these Bylaws or any provision of the DGCL, to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of the DGCL shall apply in determining whether any shares of capital stock may be voted and the persons, if any entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes.

(b)

In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a ‘majority of the votes cast’ shall mean that the number of votes cast ‘for’ a director must exceed the number of votes cast ‘against’ that director (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. The Board may, but need not, establish policies and procedures regarding the nomination, election and resignation of directors, which policies and procedures may: (i) include a condition to nomination by the Board for election or re-election as a director that an individual agree to tender, if elected or re-elected, an irrevocable offer of resignation conditioned on: (A) failing to receive the required vote for re-election at the next meeting at which such person would face re-election and (B) acceptance of the resignation by the Board, (ii) require: (A) if one exists, the Corporation’s nominating and governance committee or other committee designated by the Board (the “Nominating and Governance Committee”) to make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken and (B) the Board to act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days, to the extent practicable, from the date of the certification of the election results. A “contested election” is one in which: (i) the Secretary receives a notice that a Stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth herein and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders. An “uncontested election” is any election other than a contested election. All elections of directors shall be by written ballot unless otherwise provided in the Certificate.

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(c)

As to each matter submitted to a vote of the stockholders (other than the election of directors), except as otherwise provided by law or by the Certificate or by these Bylaws, such matter shall be decided by a majority of the votes cast on such matter.

(d)

In voting on any other question on which a vote by ballot is required by law, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy and shall state the number of shares voted. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person(s) to act for him by proxy. Any proxy to be used at a meeting of stockholders must be delivered to the Secretary of the Corporation or his or her representative at the principal executive offices of the Corporation at or before the time of the meeting. The validity and enforceability of any proxy shall be determined in accordance with the provisions of the DGCL. The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

2.9.

Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders at which directors are to be elected only (a) by or at the direction of the Board or (b) by any stockholder of the Corporation entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in Section 2.10.

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2.10.	Notices of Business or Nominations for Director.

(a)

For director nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, a stockholder’s notice must include the following information and/or documents, as applicable: (A) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and of the beneficial owner of stock of the Corporation, if any, on whose behalf such nomination or proposal of other business is made (such beneficial owner, the “Beneficial Owner”); (B) representations that, as of the date of delivery of such notice, such stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose and vote for such nomination and any such other business; (C) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a “Stockholder Nominee”): (1) all information relating to such Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) or any successor provision thereto, including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy if the Corporation so determines, (2) a statement whether such Stockholder Nominee, if elected, intends to tender, promptly following such Stockholder Nominee’s election or re-election, an irrevocable offer of resignation effective upon such Stockholder Nominee’s failure to receive the required vote for re-election at the next meeting at which such Stockholder Nominee would face re-election and upon acceptance of such resignation by the Board; and (3) such other information as may be reasonably requested by the Corporation; (D) as to any other business that the stockholder proposes to bring before the meeting: (1) a brief description of such business, (2) the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and (3) the reasons for conducting such business at the meeting; and (E) in all cases: (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom the stockholder, any Beneficial Owner, any Stockholder Nominee and the respective affiliates and associates (as defined under Regulation 12B under the Exchange Act or any successor provision thereto) of such stockholder, Beneficial Owner and/or Stockholder Nominee (each of the foregoing, including, for the avoidance of doubt, the Stockholder, Beneficial Owner and/or Stockholder Nominee, a “Stockholder Group Member”) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of common stock of the Corporation) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”), and a description, and, if in writing, a copy, of each such agreement, arrangement or understanding, (2) a list of the class, series and number of shares of capital stock of the Corporation that are beneficially owned or owned of record by each Covered Person, together with documentary evidence of such record or beneficial ownership, (3) a list of all derivative securities (as defined in Rule 16a-1 under the Exchange Act or any successor provision thereto) and other derivatives or similar arrangements to which any Covered Person is a counterparty and relating to any shares of capital stock of the Corporation, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements and copies of all agreements and other documents relating to each of such derivative securities and other derivatives or similar arrangements, (4) a list of all transactions by any Covered Person involving any shares of capital stock of the Corporation or any derivative securities (as defined under Rule 16a-1 under the Exchange Act or any successor provision thereto) or other derivatives or similar arrangements related to any shares of capital stock of the Corporation entered into or consummated within 60 days prior to the date of such notice, (5) details of all other material interests of each Covered Person in such nomination or proposal or shares of capital stock of the Corporation (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such shares of capital stock) and (6) a representation as to whether any Covered Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to, in the case of a nomination or nominations, at least the percentage of the Corporation’s outstanding capital stock reasonably believed by the Covered Person to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder and, in the case of a proposal, holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any Stockholder Nominee or approve such proposal (such representation, the “Solicitation Representation”).

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(b)

A notice delivered by or on behalf of any Stockholder under this Section 2.10 shall be deemed to be not in compliance with this Section 2.10 and not be effective if: (x) such notice does not include all of the information, documents and representations required under this Section 2.10, (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event or (z) any Covered Person does not act in accordance with the representation set forth in the Solicitation Representation; provided, however, that the Board shall have the authority to waive any such non-compliance if the Board determines that such action is appropriate in the exercise of its fiduciary duties.

(c)

Notwithstanding Section 2.10(b), in the event that the number of directors to be elected to the Board is increased effective at the next annual meeting and there is no Public Announcement (as defined below) specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of this Section 2.10. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by a stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the Public Announcement of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described in this Section 2.10.

(d)

“Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, Section 14 or Section 15(d) of the Exchange Act or any document delivered to all Stockholders (including any quarterly income statement).

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2.11.

Selection and Duties of Inspectors at Meeting of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may and, on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all stockholders. On the request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector(s) shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

2.12.

Organization. At every meeting of stockholders, the Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of the Chief Executive Officer, a President or a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present) shall act as chairman of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, may be chosen by a majority of the voting power present at such meeting, which includes the voting power which is present in person or represented by proxy and entitled to vote at the meeting.

2.13.

Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present, in person or represented by proxy and entitled to vote at the meeting.

2.14.

Action Without Meeting. Unless otherwise provided by the Certificate or these Bylaws, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed herein. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.14 to the extent permitted by law. Any such consent shall be delivered in accordance with the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the Corporation as provided by law.

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2.15.

Copies, Etc. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.	Directors.

3.1.

Number and Term. Except as provided by any provision of the DGCL, the number of directors shall initially be seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors. The directors shall, except for filling vacancies (whether resulting from an increase in the number of directors, resignations, removals or otherwise), be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor is elected and qualifies. Directors need not be stockholders. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The members of the Board may elect a chairman of the Board (the “Chairman”) by a vote of a majority vote of all directors (which may include the vote of the person so elected).

3.2.

Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.3.

Vacancies. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

3.4.

Removal. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

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3.5.

Increase or Decrease of Number. The number of directors may be increased or decreased only by the affirmative vote of a majority of the directors, though less than a quorum. Any newly created directorships may be filled in the same manner as a vacancy.

3.6.

Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by applicable law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by applicable law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate. The Board shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

3.7.

Conference Call. Members of the Board or any committee designated by such Board may participate in a meeting of the Board or such committee by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other and participation pursuant to this Section 3.7 shall constitute presence at such meeting.

3.8.

Committees. The Board may, by resolution(s) passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation and, unless the resolution, these Bylaws or the Certificate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

3.9.	Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware.

(a)

On the day when, and at the place where, the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes or organization, election of officers and transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in this Section 3.9 for special meetings of the Board or in a waiver of notice thereof.

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(b)	Regular meetings of the directors may be held without notice at such place and time as shall be determined from time to time by resolution of the directors.

(c)

Special meetings of the Board may be called by the Chairman, Chief Executive Officer or by the Secretary on the written request of any two or more directors on at least ten (10) days’ notice to each director and shall be held at such place(s) as may be determined by the directors, or as shall be stated in the call of the meeting.

(d)

Anything in these Bylaws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director who submits a signed waiver of such notice, whether before or after such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

3.10.

Quorum. A majority of the directors in office from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given, other than by announcement at the meeting which shall be so adjourned.

3.11.

Action by Majority Vote. Except as otherwise provided by these Bylaws, the Certificate, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

3.12.

Compensation. Unless otherwise restricted by the Certificate, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.13.

Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

3.14.

Telephone Meeting. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a telephone conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

4.	Officers.

4.1.

Officers. The Board may elect or appoint a Chief Executive Officer and such other officers as it may determine. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 4.2. Any two or more offices may be held by the same person. The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as the Board may from time to time determine.

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4.2.

Removal of Officers. Any officer may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

4.3.

Resignations. Any officer may resign at any time by notifying the Board, the Chief Executive Officer or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

4.4.

Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

4.5.

Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

4.6.

Chairman. If the Board appoints a Chairman, the Chairman shall perform such duties and possess such powers as are assigned to the Chairman by the Board and these Bylaws. Unless otherwise provided by the Board, the Chairman shall preside at all meetings of the Board.

4.7.

Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to control of the Board, and shall report directly to the Board, and shall have supervisory responsibility over officers operating and discharging their responsibilities. The Chief Executive Officer may, if present, preside at all meetings of the stockholders. The Chief Executive Officer shall perform all such other duties which are commonly incident to the capacity of Chief Executive Officer or which are delegated to him or her by the Board.

4.8.

President. The President shall have general supervision and direction of the business and affairs of the Corporation as directed by the Chief Executive Officer. The President may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation. The President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and, in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board. If there is no President, the Chief Executive Officer shall perform the President’s functions.

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4.9.

Principal Financial Officer. The Principal Financial Officer shall perform all the powers and duties of the office of the principal financial officer and in general have overall supervision of the financial operations of the Corporation. The Principal Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. If there is no Principal Financial Officer, the Chief Executive Officer shall perform the Principal Financial Officer’s functions.

4.10.

Executive Vice Presidents. At the request of the President or, in his absence, at the request of the Board, the Executive Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Executive Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of the Corporation, may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed, and shall perform such other duties as from time to time may be assigned to him by the Board or the President.

4.11.

Secretary. The Secretary, if present, shall act as Secretary of all meetings of the stockholders and of the Board and shall keep the minutes thereof in the proper book(s) to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he may, with the Chief Executive Officer or a Vice President, sign certificates for shares of the Corporation; he shall be custodian of the seal of the Corporation, if any, and may seal with the seal of the Corporation or a facsimile thereof, if any, all certificates for shares of capital stock of the Corporation and all documents; he shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer. If there is no Secretary, the Chief Executive Officer shall perform the Secretary’s functions.

4.12.

Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for monies due and payable to the Corporation from any sources whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with any provisions of these Bylaws, and be responsible for the accuracy of the amounts of all monies to disbursed; regularly enter or cause to be entered in books to be kept by him or under his direction full and adequate account of all monies received or paid by him for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board, respectively, shall require him so to do, an account of the financial conditions of the Corporation and of all his transactions as Treasurer; exhibit at all reasonable times his books of account and other records to any of the directors upon application at the office of the Corporation where such books and records are kept; and, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board; and he may sign with the Chief Executive Officer or a Vice President certificates for shares of the capital stock of the Corporation. If there is no Treasurer, the Chief Executive Officer shall perform the Treasurer’s functions.

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4.13.

Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or the Chief Executive Officer. Assistant Secretaries and Assistant Treasurers may, with the Chief Executive Officer or a Vice President, sign certificates for shares of the Corporation.

4.14.

Additional Matters. The Chief Executive Officer shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board.

5.	Contracts, Checks, Drafts, Bank Accounts, etc.

5.1.

Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

5.2.

Loans. The Chief Executive Officer or any other officer, employee or agent authorized by these Bylaws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation and, when authorized by the Board to do so, may pledge and hypothecate or transfer any securities or the property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

5.3.

Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidence of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

5.4.

Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

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6.	Stocks and Dividends.

6.1.

Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of capital stock of the Corporation shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares of capital stock owned by such stockholder in the Corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman, if any, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile or other electronic signature. Each certificate for shares of capital stock which are subject to any restriction on transfer pursuant to the Certificate, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

6.2.

Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation and on surrender of any certificate(s) representing such shares of capital stock, if they exist, properly endorsed for transfer and upon payment of all necessary transfer taxes and such other instruments of transfer as requested by the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

6.3.

Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

6.4.

Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place(s) as may be determined from time to time by the Board.

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6.5.

Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

6.6.

Regulations. The Board may make rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Certificate, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

6.7.

Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, if permitted by the provisions of the DGCL, and noted conspicuously on the certificate representing such capital stock, if such certificate exists, may be enforced against the holder of the restricted capital stock of any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing such capital stock, a restriction, even though permitted by the provisions of the DGCL, as the same may be amended and supplements, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction. Except to the extent that the Corporation has obtained an opinion of counsel acceptable to the Corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, any certificates representing shares of the Corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

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7.	Miscellaneous.

7.1.	Seal. The Board shall have the power by resolution to adopt, make and use a corporate seal and to alter the form of such seal from time to time.

7.2.	Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

7.3.

Books and Records. The Corporation shall: (1) keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation; (2) maintain appropriate accounting records; (3) maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the Corporation; (4) maintain its records in written form or in another form capable of conversion into written form within a reasonable time; and (5) keep a copy of the following records (subject to any provision of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board: (a) the Certificate as currently in effect; (b) these Bylaws and all amendments thereto as currently in effect; (c) the minutes of all meetings of stockholders and records of all action taken by stockholders; (d) the Corporation’s financial statements for the past three years; (e) all written communications to stockholders generally within the past three years; (f) a list of the names and business addresses of the current Directors and officers; and (g) the most recent annual report delivered to the Delaware Secretary of State.

7.4.

Forum Selection; Attorneys’ Fees. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding. For purposes of these Bylaws, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the Corporation and any other parties asserting a claim as set forth in the initial paragraph of this Section 7.4, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 7.4 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including, in each case, any and all claims brought either directly or derivatively.

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7.5.

Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable law.

7.6.

Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used at any time unless otherwise restricted by the Board or a committee thereof.

7.7.

Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

7.8.

Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.	Indemnification. The Corporation shall have the rights and obligations related to indemnification as set forth in the Certificate.

9.

Amendments. These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof, if notice of the proposed alteration or repeal of Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be made, be contained in the notice of such meeting, or by a written consent in lieu of a meeting as set forth herein.

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Exhibit E

Registration Rights Agreement

(Attached)

Registration Rights Agreement

Dated as of July 2, 2026

This Registration Rights Agreement (this “Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”) by and between Envirotech Vehicles, Inc., a Delaware corporation (the “Company”) and each of the stockholders of Azio AI Corporation, a Delaware corporation (“Azio”) as set forth on the signature pages hereof (each, a “Holder” and collectively, the “Holders”). The Company and the Holders may be referred to herein collectively as the “Parties” and each individually as a “Party.”

WHEREAS, as of the Effective Date, the Company, Azio, and two merger subsidiaries which are each a wholly owned subsidiary of the Company are entering into the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the Effective Date, the parties thereto shall undertake the transactions as set forth therein, in which transactions the Holders as stockholders of Azio shall be issued certain shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) and certain shares of Parent Convertible Preferred Stock (as defined in the Merger Agreement), which Parent Convertible Preferred Stock is convertible, subject to certain conditions precedent, into additional shares of Common Stock (with the shares of Common Stock issued to each Holder or issuable to each Holder upon conversion of the Parent Convertible Preferred Stock being collectively referred to herein as the “Registrable Securities”); provided, however, that such shares shall cease to be “Registrable Securities” with respect to any Holder at such time as (i) a Registration Statement (as defined below) covering the resale of such shares has been declared effective and such shares have been sold pursuant thereto, (ii) such shares have been sold pursuant to Rule 144 under the Securities Act, or (iii) such shares have otherwise ceased to be outstanding;

WHEREAS, the Company has agreed to grant certain registration rights to the Holders with respect to the Registrable Securities, as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Section 1.         Piggyback Registration Rights.

(a)    Registration Rights. If at any time while a Holder remains the holder of any Registrable Securities the Company proposes to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Common Stock (a “Registration Statement”, and, for the avoidance of doubt, whether with respect to a Piggyback Registration (as defined below) or a Demand Registration (as defined below)) for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to each Holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to each Holder in such notice the opportunity to register the sale of such number of Registrable Securities as such Holder may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If a Holder proposes to distribute its Registrable Securities through a Piggyback Registration that involves an underwriter or underwriters, then such Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

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(b)    Limitations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the applicable Holders and the holders of any other shares of Common Stock which are also “Registrable Securities” under an agreement similar to this Agreement (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell for its own account; and (ii) second, the shares of Common Stock requested to be included therein by the Holders electing to participate in such Piggyback Registration and the other holders of Registrable Securities, allocated among such Holders and such other holders pro rata based on the number of Registrable Securities held by each such Holder and such other holders; provided that if the number of shares of Common Stock that can be included in such registration has still not reached the maximum number after inclusion of the shares described in clauses (i) and (ii) above, the Company may include additional shares of Common Stock for its own account or for the account of other stockholders.

(c)    Withdrawal. A Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggyback Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to any Holder. Notwithstanding any such withdrawal, the Company shall pay all Registration Expenses (as defined in Section 1(f)) incurred by the Company in connection with such Piggyback Registration.

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(d)    Notification. The Company shall notify each Holder at any time when a prospectus relating to such Holder’s Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of a Holder, the Company shall also prepare, file and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to such Holder, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon receipt of any notice from the Company pursuant to this Section 1(d), each Holder shall not offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment or until such Holder has received written notice from the Company that the use of the prospectus included in such Registration Statement may be resumed.

(e)    Information. The Company may request that a Holder furnish the Company such information with respect to such Holder and such Holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the U.S. Securities and Exchange Commission (the “SEC”) in connection therewith, and such Holder shall furnish the Company with such information within five (5) Business Days of receipt of such written request (or such shorter period as may be required in order for the Company to meet any applicable SEC comment response or filing deadline, as specified in the Company’s written request). The Company shall have no obligation to include the Registrable Securities of any Holder in any Registration Statement if such Holder fails to timely furnish such information following a written request therefor pursuant to this Section 1(e).

(f)    Fees and Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company (collectively, the “Registration Expenses”) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder, any underwriting discounts or commissions attributable to the Registrable Securities of any Holder, any transfer taxes applicable to the sale of Registrable Securities by any Holder, or any fees and disbursements of counsel or other advisors retained by any Holder (all of which shall be borne solely by the applicable Holder).

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Section 2.          Demand Registration Rights.

(a)    Request for Registration. Subject to this Section 2, at any time and from time to time after the date that is three (3) months following the Effective Date, one or more Holders, holding, in the aggregate, at least twenty-five percent (25%) of the then-outstanding Registrable Securities, may make a written demand for registration under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold which shall be not less than 10,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar events) and the intended method(s) of distribution thereof. The Company shall not be obligated to effect more than one (1) Demand Registration under this Section 2 in respect of all Registrable Securities, regardless of whether such Demand Registration is demanded by one or more Holders.

(b)    Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a Holder thereafter elects to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election. Notwithstanding the foregoing, a Demand Registration that has been withdrawn by all of the applicable Holders for any reason other than a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company that was not known to such Holders at the time of their demand shall count as the one (1) Demand Registration permitted under Section 2(a).

(c)    Underwritten Offering. If one or more Holders so elects and advises the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of the Holders to include their Registrable Securities in such registration shall be conditioned upon the applicable Holders’ participation in such underwritten offering and the inclusion of the applicable Holders’ Registrable Securities in the underwritten offering to the extent provided herein. The applicable Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering by the applicable Holders and reasonably acceptable to the Company.

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(d)    Limitations. If a Demand Registration is initiated as an underwritten offering and the managing underwriter advises the Company and the applicable Holders and the holders of any other shares of Common Stock which are also “Registrable Securities” under an agreement similar to this Agreement (if any holders of Registrable Securities have elected to include Registrable Securities in such Demand Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell for its own account; and (ii) second, the shares of Common Stock requested to be included therein by the applicable Holders and the other holders of Registrable Securities, allocated among the applicable Holders and such other holders pro rata based on the number of Registrable Securities held by each of the applicable Holders and such other holders; provided that if the number of shares of Common Stock that can be included in such registration or takedown has not reached the maximum number after inclusion of all shares described in clauses (i) and (ii) above, additional shares of Common Stock may be included for the Company’s own account or for the account of any other stockholders of the Company.

(e)    Withdrawal. The applicable Holders may withdraw all or any portion of their Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration Statement. If the applicable Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any offering, the applicable Holders may elect to withdraw from such offering by giving written notice to the Company and the underwriter or underwriters of their request to withdraw prior to the effectiveness of the registration statement filed with the SEC with respect to such Demand Registration. If all of the applicable Holders withdraw from a proposed offering relating to a Demand Registration due solely to a material adverse change in the business, properties, financial condition, results of operations, or prospects of the Company that was not known to by such Holders at the time of their demand, then such registration shall not count as the Demand Registration provided for in Section 2(a); provided that any other withdrawal by all of the applicable Holders (including, without limitation, a withdrawal due to pricing, timing, or market conditions) shall count as the one (1) Demand Registration permitted under Section 2(a), unless the Company and such Holders mutually agree in writing that such registration shall not count.

(f)    Blackout Period. Notwithstanding anything contrary in this Agreement:

(i)

The Company shall not be obligated to file, or to take any action to effect or to maintain the effectiveness of, a Registration Statement pursuant to this Section 2 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registered offering; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such Company-initiated registration statement to become effective.

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(ii)

In addition to the foregoing, the Company may defer the filing or effectiveness of a Registration Statement pursuant to this Section 2 for a single period of up to ninety (90) days (which right may not be exercised more than once in any twelve (12) month period) if the Board of Directors of the Company determines in good faith that the filing or continued effectiveness of such Registration Statement at the applicable time: (A) would require the Company to make a public disclosure of material non-public information the premature disclosure of which would be materially detrimental to the Company and its stockholders; or (B) would materially interfere with any bona fide pending or contemplated acquisition, disposition, merger, tender offer, recapitalization, financing, or other material transaction or event involving the Company.

Section 3.          Indemnification.

(a)    Indemnification by the Company. The Company and its successors and assigns shall indemnify and hold harmless each Holder, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each Holder, each individual or entity who controls each Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Holder Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding a Holder furnished to the Company by such Holder in writing for use therein, or (ii) such Losses arise out of or result from a Holder’s use of an outdated, defective, or otherwise unavailable prospectus after the Company has notified such Holder in writing pursuant to Section 1(d) that the prospectus is outdated, defective, or otherwise unavailable for use and prior to the delivery to such Holder by the Company of a revised or supplemented prospectus. The Company shall notify each Holder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

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(b)    Indemnification by Holder. Each Holder, severally and not jointly and severally, and its successors and assigns shall indemnify and hold harmless the Company, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of the Company, each individual or entity who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a “Company Indemnified Party” with each Holder Indemnified Party and Company Indemnified Party being referred to as an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statements or omissions are based upon information regarding such Holder furnished to the Company by such Holder for use therein. Each Holder shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which Holder is aware.

(c)    Contribution. If the indemnification under Section 3(a) or Section 3(b), as applicable, is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Party responsible for indemnifying the Indemnified Party (the “Indemnifying Party”) shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a Party as a result of any Losses shall be deemed to include any reasonable and documented attorneys’ or other fees or expenses incurred by such Party in connection with any proceeding to the extent such Party would have been indemnified for such fees or expenses if the indemnification provided for in Section 3(a) or Section 3(b), as applicable, was available to such Party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 3(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

Section 4.          Miscellaneous.

(a)    Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement.

(b)    Notices. Any notices to the Company hereunder shall be given in accordance with the provisions of the Merger Agreement with respect to notices to the “Parent” thereunder. Any notices to the Holders hereunder shall be given to the address and email address of the Holder as set forth in the books and records of the Company.

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(c)    Fees and Expenses. Other than as specifically set forth herein or in the Merger Agreement, each Party shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated herein.

(d)    Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended only on the written agreement of the Company and the Holders of a majority of the then-outstanding Registrable Securities.

(e)    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties. Subject to the preceding sentence, this Agreement shall (i) be binding upon the Parties and their respective successors and permitted assigns and (ii) shall inure to the benefit of the Parties and their respective successors and permitted assigns.

(f)    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; provided, however, that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Merger Agreement, the terms of the Merger Agreement shall control and govern with respect to such conflict or inconsistency.

(g)    Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

(h)    Governing Law. This Agreement and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, without application of the conflicts of laws provisions and as applied to agreements performed wholly within the State of Delaware.

(i)    Consent to Jurisdiction and Venue; Waiver of Jury Trial.

(i)

In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware; (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively by the courts referred to in clause (i) of this Section 4(i)(i); (iii) waives any objection to laying venue in any such action or proceeding in such courts; (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; (v) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 4(b) or in any other matter permitted by applicable Law; and (vi) irrevocably and unconditionally waives the right to trial by jury.

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(ii)

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(I)(II). EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THE WAIVER IN THIS SECTION 4(I)(II) BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF SUCH WAIVER AND GRANTS SUCH WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

(j)    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which such Party is entitled at law or in equity. In the event that specific performance is granted to a Party pursuant to the terms and conditions herein, such Party shall also be entitled to be awarded its costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred solely in connection with obtaining such specific performance. The preceding sentence will not limit the right or ability of a Party seeking specific performance to recover damages, costs or expenses, under another provision of this Agreement or any other document or agreement related hereto.

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(k)    No Consequential Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or thereto or arising in connection herewith or therewith.

(l)    Third Party Beneficiaries. Other than as specifically set forth herein, this Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder.

(m)    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(n)    Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(o)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the Effective Date.

Envirotech Vehicles, Inc.

By:
Name:	Jason Maddox
Title:	President and Interim Chief Financial Officer

Holders:

[NAME]

By:
Name:
Title:

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